AGREEMENT AND PLAN OF MERGER



                                      AMONG



                          DESTIA COMMUNICATIONS, INC.,



                            VIATEL ACQUISITION CORP.



                                       AND



                                  VIATEL, INC.

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                                TABLE OF CONTENTS

                                                                           PAGE


1.       Definitions..........................................................2

2.       The Transaction......................................................7

         (a)      The Merger..................................................7

         (b)      The Closing.................................................7

         (c)      Actions at the Closing......................................7

         (d)      Effect of Merger............................................8

         (e)      Procedure for Exchange.....................................10

         (f)      Closing of Transfer Records................................12

         (g)      Dissenters' Rights.........................................12

3.       Representations and Warranties of the Company.......................12

         (a)      Organization, Qualification and Corporate Power............12

         (b)      Capitalization.............................................13

         (c)      Subsidiaries...............................................13

         (d)      Voting Arrangements........................................14

         (e)      Authorization of Transaction...............................14

         (f)      Noncontravention...........................................14

         (g)      Filings with the SEC.......................................15

         (h)      Financial Statements.......................................15

         (i)      Events Subsequent to June 30, 1999.........................15

         (j)      Compliance.................................................16

         (k)      Brokers' and Other Fees....................................16

         (l)      Litigation and Liabilities.................................16

         (m)      Taxes......................................................16

         (n)      Fairness Opinion...........................................17

         (o)      Employee Benefits..........................................17

         (p)      Delaware General Corporation Law...........................18

         (q)      Year 2000..................................................18

         (r)      Environmental Matters......................................19

         (s)      Intellectual Property......................................19

         (t)      Insurance..................................................20


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                                TABLE OF CONTENTS
                                  (continued)
                                                                           PAGE

         (u)      Certain Contracts..........................................20

4.       Representations and Warranties of Parent and the Parent Subsidiary..20

         (a)      Organization, Qualification and Corporate Power............20

         (b)      Capitalization.............................................21

         (c)      Subsidiaries...............................................21

         (d)      Voting Arrangements........................................22

         (e)      Authorization of Transaction...............................22

         (f)      Noncontravention...........................................22

         (g)      Filings with the SEC.......................................22

         (h)      Financial Statements.......................................23

         (i)      Events Subsequent to June 30, 1999.........................23

         (j)      Compliance.................................................24

         (k)      Brokers' and Other Fees....................................24

         (l)      Litigation and Liabilities.................................24

         (m)      Taxes......................................................24

         (n)      Fairness Opinion...........................................25

         (o)      Employee Benefits..........................................25

         (p)      Year 2000..................................................26

         (q)      Environmental Matters......................................26

         (r)      Intellectual Property......................................27

         (s)      Insurance..................................................27

         (t)      Certain Contracts..........................................27

         (u)      Activities of Parent Subsidiary............................28

         (v)      Circe......................................................28

5.       Covenants...........................................................28

         (a)      General....................................................28

         (b)      Notices and Consents.......................................28

         (c)      Regulatory Matters and Approvals...........................28

         (d)      Operation of the Company's Business........................31


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                                TABLE OF CONTENTS
                                  (continued)
                                                                           PAGE


         (e)      Operation of Parent's Business.............................33

         (f)      Access.....................................................35

         (g)      Notice of Developments.....................................35

         (h)      Company Exclusivity........................................36

         (i)      Parent Exclusivity.........................................37

         (j)      Insurance and Indemnification..............................40

         (k)      Financial Statements.......................................42

         (l)      Continuity of Business Enterprise..........................42

         (m)      Parent Board of Directors..................................42

         (n)      Rule 145 Affiliates........................................43

         (o)      Nasdaq Listing.............................................43

         (p)      Tax Free Treatment.........................................43

         (q)      Company Employee Plans.....................................43

         (r)      Notice of Adverse Circe Network Developments...............43

         (s)      Discount Notes.............................................44

         (t)      Year 2000 Budgets..........................................44

6.       Conditions to Obligation to Close...................................44

         (a)      Conditions to Obligation of Parent and the Parent
                  Subsidiary.................................................44

         (b)      Conditions to Obligation of the Company....................45

7.       Termination.........................................................47

         (a)      Termination of Agreement...................................47

         (b)      Effect of Termination......................................49

8.       Miscellaneous.......................................................49

         (a)      Survival...................................................49

         (b)      Press Releases and Public Announcements....................49

         (c)      No Third-Party Beneficiaries...............................50

         (d)      Entire Agreement...........................................50

         (e)      Binding Effect; Assignment.................................50

         (f)      Counterparts...............................................50

         (g)      Headings...................................................50


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                                TABLE OF CONTENTS
                                  (continued)
                                                                           PAGE


         (h)      Notices....................................................50

         (i)      GOVERNING LAW..............................................52

         (j)      Amendments and Waivers.....................................52

         (k)      Severability...............................................52

         (l)      Expenses...................................................52

         (m)      Construction...............................................52

         (n)      Incorporation of Exhibits..................................52

         (o)      Definition of Knowledge....................................52

         (p)      WAIVER OF JURY TRIAL.......................................53


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

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of August 27, 1999, by and among VIATEL, INC., a Delaware corporation ("PARENT"), VIATEL ACQUISITION CORP., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (the "PARENT SUBSIDIARY"), and DESTIA COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"). Parent, the Parent Subsidiary and the Company are referred to collectively herein as the "PARTIES."

                                   WITNESSETH:

     WHEREAS, this Agreement contemplates a transaction in which Parent will acquire all of the outstanding capital stock of the Company through a merger of the Parent Subsidiary with and into the Company;

     WHEREAS, the Board of Directors of each of Parent, the Parent Subsidiary and the Company has approved the acquisition of the Company by Parent, including the merger of the Parent Subsidiary with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of the Company has determined that the Merger is advisable and is fair to and in the best interests of the holders of the Company's voting common stock, par value $.01 per share (the "VOTING SHARES"), and the holders of the Company's non-voting common stock, par value $.01 per share (the "NONVOTING SHARES"), and together with the Voting Shares (the "COMPANY SHARES"), and has resolved to recommend the approval of the Merger and the adoption of this Agreement by the Company Stockholders (as defined in ss.1 below);

     WHEREAS, the Board of Directors of Parent has determined that the Merger is advisable and is fair to and in the best interests of the holders of Parent's common stock, par value $0.01 per share (the "PARENT SHARES");

     WHEREAS, the Parent Shares are listed for trading on the Nasdaq National Market ("NASDAQ") and the Board of Directors of the Parent has resolved to recommend the approval of the issuance of Parent Shares in connection with the Merger as provided in this Agreement by the Parent Stockholders (as defined in ss.1 below) as required by the rules of Nasdaq and, if necessary, approval of an amendment to the certificate of incorporation of Parent by the Parent Stockholders to increase the authorized number of Parent Shares;

     WHEREAS, to induce Parent and the Parent Subsidiary to enter into this Agreement, Parent, the Parent Subsidiary and the Company have entered into a Stockholder Agreement (each a "STOCKHOLDER AGREEMENT") with each of Alfred West, Steven West, Gary Bondi and PG Investors, L.P. (collectively, the "STOCKHOLDERS," and individually, a "STOCKHOLDER");

     WHEREAS, this Agreement contemplates that for U.S. Federal income tax purposes the Merger will qualify as a reorganization within the meaning of Code ss.368(a);

     NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and in consideration of the representations, warranties and covenants set forth herein, the Parties agree as follows:

     1.   DEFINITIONS.

     "ACQUISITION PROPOSAL" means any proposal or offer (including, without limitation, any proposal or offer to the Company Stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 25% or more of the consolidated assets of, or any equity interest representing 25% or more of the outstanding shares of capital stock in, the Company.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange --------- Act.

     "AGREEMENT" has the meaning set forth in the preambles.

     "BLUE SKY FILINGS" has the meaning set forth in ss.5(c)(i) below.

     "CERTIFICATE OF MERGER" has the meaning set forth in ss.2(c) below.

     "CIRCE NETWORK" means Parent's fiber-optic broadband networks completed or being constructed, in Western Europe.

     "CIRCE RIGHTS" means the authority, approvals, consents, franchises, rights of way, way leaves, easements, permits, licenses and/or other rights (contractual, governmental or otherwise) necessary for the construction and operation of the Circe Network.

     "CLOSING" has the meaning set forth in ss.2(b) below.

     "CLOSING DATE" has the meaning set forth in ss.2(b) below.

     "CLOSING SALES PRICE PER PARENT SHARE" means, on any day, the average of the last reported sale price of one Parent Share on the Nasdaq Stock Market for each of the five trading days immediately preceding such day.

     "CODE" has the meaning set forth in ss.3(o)(ii) below.

     "COMPANY" has the meaning set forth in the preambles.

     "COMPANY 10-K" has the meaning set forth in ss.3(h) below.

     "COMPANY 10-Q" has the meaning set forth in ss.3(h) below.

     "COMPANY BENEFIT PLAN" and "COMPANY BENEFIT PLANS" have the meanings set forth in ss.3(o)(i) below.

     "COMPANY BOARD" means the board of directors of the Company.



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     "COMPANY CONTRACTS" has the meaning set forth in ss.3(u) below.

     "COMPANY DISCLOSURE LETTER" has the meaning set forth in ss.3(a) below.

     "COMPANY EMPLOYEES" has the meaning set forth in ss.3(o)(i) below.

     "COMPANY ERISA AFFILIATE" has the meaning set forth in ss.3(o)(iii) below.

     "COMPANY FAIRNESS OPINION" means an opinion of Morgan Stanley & Co. Incorporated, addressed to the Company Board, as to the fairness of the Per Share Merger Consideration to the Company Stockholders (other than Parent and the Parent Subsidiary) from a financial point of view.

     "COMPANY INTELLECTUAL PROPERTY" has the meaning set forth in ss.3(s) below.

     "COMPANY MATERIAL ADVERSE EFFECT" has the meaning set forth in ss.3(a) below.

     "COMPANY PENSION PLAN" has the meaning set forth in ss.3(o)(ii) below.

     "COMPANY REPORTS" has the meaning set forth in ss.3(g) below.

     "COMPANY SHARES" has the meaning set forth in the preambles.

     "COMPANY SPECIAL MEETING" has the meaning set forth in ss.5(c)(ii) below.

     "COMPANY  STOCKHOLDER"  means any  Person  who or which  holds any  Company
Shares.

     "CONFIDENTIALITY AGREEMENT" means the letter agreement dated August 4, 1999 between Parent and the Company, providing that, among other things, each Party would maintain confidential certain information of the other Party.

     "CONFIDENTIAL   INFORMATION"   means   Information,   as   defined  in  the
Confidentiality Agreement.

     "DELAWARE GENERAL CORPORATION LAW" means Title 8, Chapter 1 of the Delaware Code, as amended.

     "DISSENTING SHARES" has the meaning set forth in ss.2(g) below.

     "EFFECTIVE TIME" has the meaning set forth in ss.2(d)(i) below.

     "ENVIRONMENTAL LAW" has the meaning set forth in ss.3(r) below.

     "ERISA" has the meaning set forth in ss.3(o)(i) below.

     "EXCHANGE AGENT" has the meaning set forth in ss.2(e)(i) below.

     "EXCHANGE FUND" has the meaning set forth in ss.2(e)(i) below.



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     "FOREIGN  COMPETITION  LAWS" means foreign  statutes,  rules,  regulations, orders, decrees and administrative and judicial directives that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GOVERNMENT ENTITY" has the meaning set forth in ss.3(f) below.

     "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HAZARDOUS SUBSTANCE" has the meaning set forth in ss.3(r) below.

     "INDEMNIFIED PARTY" has the meaning set forth in ss.5(j)(ii) below.

     "JOINT PROXY STATEMENT/PROSPECTUS" has the meaning set forth in ss.5(c)(i) below.

     "MERGER" has the meaning set forth in the preambles.

     "MERGER CONSIDERATION" has the meaning set forth in ss.5(d)(v) below.

     "NASDAQ" has the meaning set forth in the preambles.

     "NONVOTING SHARES" has the meaning set forth in the preambles.

     "ORDER" has the meaning set forth in ss.6(a)(v) below.

     "OUTSIDE DATE" has the meaning set forth in ss.7(a)(ii) below.

     "PARENT" has the meaning set forth in the preambles.

     "PARENT 10-K" has the meaning set forth in ss.4(h) below.

     "PARENT 10-Q" has the meaning set forth in ss.4(h) below.

     "PARENT ACQUISITION PROPOSAL" means any proposal or offer (including, without limitation, any proposal or offer to Parent Stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 25% or more of the consolidated assets of, or any equity interest representing 25% or more of the outstanding shares of capital stock in, Parent.

     "PARENT BENEFIT PLAN" and "PARENT BENEFIT PLANS" have the respective meanings set forth in ss.4(o)(i) below.

     "PARENT BOARD" means the board of directors of Parent.

     "PARENT CONTRACTS" has the meaning set forth in ss.4(t) below.



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     "PARENT DISCLOSURE LETTER" has the meaning set forth in ss.4(a) below.

     "PARENT EMPLOYEES" has the meaning set forth in ss.4(o)(i) below.

     "PARENT ERISA AFFILIATE" has the meaning set forth in ss.4(o)(iii) below.

     "PARENT FAIRNESS OPINION" means an opinion of ING Barings LLC, addressed to the Parent Board, as to the fairness of the Merger to Parent from a financial point of view.

     "PARENT INTELLECTUAL PROPERTY" has the meaning set forth in ss.4(r) below.

     "PARENT MATERIAL ADVERSE EFFECT" has the meaning set forth in ss.4(a) below.

     "PARENT PENSION PLAN" has the meaning set forth in ss.4(o)(ii) below.

     "PARENT REPORTS" has the meaning set forth in ss.4(g) below.

     "PARENT SHARES" has the meaning set forth in the preambles.

     "PARENT SPECIAL MEETING" has the meaning set forth in ss.5(c)(ii) below.

     "PARENT STOCKHOLDER" means any Person who or which holds any Parent Shares.

     "PARENT SUBSIDIARY" has the meaning set forth in the preambles.

     "PARENT SUPERIOR PROPOSAL" has the meaning set forth in ss.5(i)(ii) below.

     "PARENT THIRD PARTY" means any Person (or group of Persons) other than the Company or its respective Affiliates.

     "PARTY" has the meaning set forth in the preambles.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "PER SHARE MERGER CONSIDERATION" has the meaning set forth in ss.2(d)(v) below.

     "PRIOR CONSULTATION" means oral or written notice to the chief executive officer of the Company at least two (2) days (one of which must be a business day) prior to the earlier of (x) taking the action or (y) committing to take the action with respect to which Prior Consultation is necessary pursuant to ss.5(e) below and subsequent to such notice making the chief executive officer of Parent reasonably available to the chief executive officer of the Company to discuss such action prior to taking such action.

     "PROHIBITED PARENT ACQUISITION PROPOSAL" has the meaning set forth in ss.5(i)(i) below.



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     "REPRESENTATIVES" has the meaning set forth in ss.5(h)(i) below.

     "REGISTRATION STATEMENT" has the meaning set forth in ss.5(c)(i) below.

     "REQUIRED COMPANY CONSENT" has the meaning set forth in ss.3(f) below.

     "REQUIRED PARENT CONSENT" has the meaning set forth in ss.4(f) below.

     "REQUISITE STOCKHOLDER APPROVAL" means, with respect to the Company, the affirmative vote of the holders of the outstanding Company Shares in favor of the adoption of this Agreement in accordance with the Delaware General Corporation Law or, with respect to Parent, the affirmative vote of the holders of the outstanding Parent Shares in favor of (a) approval of the issuance of Parent Shares in connection with the Merger as provided in this Agreement in accordance with the rules of Nasdaq and (b) if, necessary, an amendment to Parent's certificate of incorporation to increase the authorized capital stock of Parent in accordance with the Delaware General Corporation Law.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge or other security interest, OTHER THAN (a) mechanic's, materialman's and similar liens; (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) purchase money liens and liens securing rental payments under capital lease arrangements; and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

     "STOCK RIGHTS" means each option, warrant, purchase right, subscription right, conversion right, exchange right or other contract, commitment or security providing for the issuance or sale of any capital stock, or otherwise causing to become outstanding any capital stock, including with respect to the Company, the right of holders of Nonvoting Shares to exchange such shares for Voting Shares.

     "STOCKHOLDER" has the meaning set forth in the preambles.

     "STOCKHOLDER AGREEMENT" has the meaning set forth in the preambles.

     "SUBSIDIARY" of a specified Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which the specified Person (either alone or together with any other Subsidiary of the specified Person) owns, directly or indirectly, more than 50% of the stock or other equity, partnership, limited liability company or equivalent interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or otherwise has the



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power to vote or direct the voting of sufficient  securities to elect a majority of such board of directors or other governing body.

     "SUPERIOR PROPOSAL" has the meaning set forth in ss.5(h)(ii) below.

     "SURVIVING CORPORATION" has the meaning set forth in ss.2(a) below.

     "TAX RETURN" means any report, return, declaration or other information required to be supplied to a taxing authority in connection with Taxes.

     "TAXES" means all taxes or other like assessments including, without limitation, income, withholding, gross receipts, excise, ad valorem, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes imposed by or payable to any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties, additions to tax or additional amounts thereto.

     "THIRD PARTY" means any Person (or group of Persons) other than Parent or its respective Affiliates.

     "VOTING SHARES" has the meaning set forth in the preambles.

     "YEAR 2000 COMPLIANT" has the meaning set forth in ss.3(q) below.

     2.   THE TRANSACTION.

          (a) THE MERGER. On and subject to the terms and conditions of this Agreement, the Parent Subsidiary will merge with and into the Company at the Effective Time. The Company shall be the corporation surviving the Merger (the "SURVIVING CORPORATION").

          (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York, commencing at 9:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

          (c) ACTIONS AT THE  CLOSING.  At the  Closing,  (i) the  Company  will deliver to Parent and the Parent Subsidiary the various certificates, instruments and documents referred to in ss.6(a) below; (ii) Parent and the Parent Subsidiary will deliver to the Company the various certificates, instruments and documents referred to in ss.6(b) below; (iii) the Company and the Parent Subsidiary will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"); and (iv) Parent will deliver or cause to be delivered the Exchange Fund to the Exchange Agent in the manner provided below in this ss.2.



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

          (d) EFFECT OF MERGER.

               (i) GENERAL. The Merger shall become effective at the time (the "EFFECTIVE TIME") the Company and the Parent Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as the Parties may agree and specify in the Certificate of Merger. The Merger shall have the effects set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Parent Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

               (ii) CERTIFICATE OF INCORPORATION. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety in the form of Exhibit B and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by law.

               (iii) BY-LAWS. The By-laws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read in their entirety as did the By-laws of the Parent Subsidiary in effect immediately prior to the Effective Time and shall be the By-laws of the Surviving Corporation (except that the name of the Surviving Corporation will be changed to a name designated by Parent prior to the Effective Time) until amended in accordance with their terms and as provided by law.

               (iv) DIRECTORS AND OFFICERS. The directors and officers of the Parent Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office), until the earlier of their respective resignation, removal or otherwise ceasing to be a director or officer, respectively, or until their respective successors are duly elected and qualified, as the case may be.

               (v)  CONVERSION  OF COMPANY  SHARES.  At and as of the  Effective
          Time, (A) each issued and outstanding Company Share (other than any Company Shares owned by Parent, the Parent Subsidiary or the Company) shall be converted into the right to receive 0.445 Parent Shares (the "PER SHARE MERGER CONSIDERATION"), and all such Company Shares shall no longer be outstanding, shall be canceled and shall cease to exist, and each holder of a certificate representing any such Company Shares shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the Per Share Merger Consideration for each such Company Share and any unpaid dividends and distributions, if any, to which the holder of such Company Shares is entitled pursuant to ss.2(e) upon the surrender of such certificate in accordance with ss.2(e) below (collectively, the "MERGER CONSIDERATION"), provided, however, that the Per Share Merger
          Consideration shall be subject to proportionate adjustment in the event of any stock split, stock dividend or reverse stock split, and (B) each Company Share owned by Parent, Parent Subsidiary or the Company shall be canceled without payment therefor. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in thisss.2(d)(v) after the Effective Time. Notwithstanding anything to the contrary in thisss.2(d)(v), no fractional Parent Shares shall be issued to then former holders of Company Shares. In lieu thereof, each then former holder of a Company Share who would otherwise have been entitled to receive a fraction of a Parent Share (after taking into account all certificates delivered by such then former holder at any one time) shall receive an amount in cash equal to such fraction of a Parent Share multiplied by the Closing Sales Price per Parent Share on the date of the Effective Time.

               (vi) CONVERSION OF STOCK RIGHTS. The Company shall take all such action as may be necessary to cause, at the Effective Time, each Stock Right (but excluding rights of holders of Nonvoting Shares to exchange such shares for Voting Shares) granted by the Company to purchase Company Shares which is outstanding and unexercised immediately prior thereto (whether or not vested or exercisable), to be converted automatically into an equivalent Stock Right to purchase Parent Shares in an amount and at an exercise price determined as follows:

                    (x) The  number of Parent  Shares to be  subject  to the new
               Stock Right shall be equal to the product of the number of Company Shares subject to the original Stock Right multiplied by the Per Share Merger Consideration, provided that any fractional Parent Shares resulting from such multiplication shall be rounded as provided in the instrument governing such Stock Right or, if there is no such instrument, up to the next whole share; and

                    (y) The exercise  price per Parent Share under the new Stock
               Right shall be equal to the quotient of the exercise price per Company Share under the original Stock Right divided by the Per Share Merger Consideration, provided that the exercise price resulting from such division shall be rounded as provided in the instrument governing such Stock Right or, if there is no such instrument, up to the next whole cent.

          The adjustments provided herein with respect to any original Stock Rights which are "incentive stock options" (as defined in Section 422 of the Code) shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. The option plan of the Company under which the original Stock Rights were issued shall be assumed by Parent, and the duration and other terms of the new Stock Rights shall be the same as the original Stock Rights, except that all references to the Company shall be deemed to be references to Parent. At the Effective Time, Parent shall deliver to then former holders of original Stock Rights appropriate agreements representing the right to acquire Parent Shares on the terms and conditions set forth in this ss. 2(d)(vi).

          The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of the new Stock Rights in accordance with this ss. 2(d)(vi). At the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form) or another appropriate form, and seek to cause such Form S-8 to become effective at or as soon as practicable after the Effective Time, with respect to Parent Shares subject to new employee stock options included in the Stock Rights and shall use reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act, Parent shall administer the option plans assumed pursuant to this ss. 2(d)(vi) in a manner that complies with Rule 16b-3 promulgated under the Securities Exchange Act to the extent the Company option plan complied with such rule prior to the Merger. Prior to the Effective Time, Parent shall take all actions as may be required to cause the acquisition of equity securities of Parent, as contemplated by this ss. 2(d)(vi), by any Person who is or will become a director or officer of Parent to be eligible for exemption under Rule 16b-3(d) promulgated under the Securities Exchange Act.

               (vii) CONVERSION OF CAPITAL STOCK OF THE PARENT SUBSIDIARY. At and as of the Effective Time, each share of common stock, $.01 par value per share, of the Parent Subsidiary shall be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

     (e)  PROCEDURE FOR EXCHANGE.

          (i) Immediately after the Effective Time, (A) Parent will furnish to The Bank of New York, its transfer agent, or such other bank or trust company reasonably acceptable to the Company, to act as exchange agent (the "EXCHANGE AGENT") a corpus (the "EXCHANGE FUND") consisting of Parent Shares and cash sufficient to permit the Exchange Agent to make full payment of the Merger Consideration to the holders of all of the issued and outstanding Company Shares (other than any Company Shares owned by Parent, Parent Subsidiary or the Company), and (B) Parent will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in a form to be mutually agreed upon by the Company and Parent prior to Closing to each holder of issued and outstanding Company Shares (other than any Company Shares owned by Parent, the Parent Subsidiary or the Company) for the holder to use in surrendering the certificates which, immediately prior to the Effective Time, represented his or its Company Shares against payment of the Merger Consideration to which such holder is entitled pursuant toss.2(d)(v). Upon surrender to the Exchange Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, Parent shall promptly cause to be issued a certificate representing that number of whole Parent Shares and a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, to which such Persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to recipients of Parent Shares. If payment is to be made to a Person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate surrendered or establish to the reasonable satisfaction of the Surviving Corporation or the Exchange Agent that such tax has been paid or is not applicable. In the event any certificate representing Company Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof; provided, however, the Person to whom such Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. No dividends or other distributions declared after the Effective Time with respect to Parent Shares and payable to the holders of record thereof shall be paid to the holder of any unsurrendered certificate until the holder thereof shall surrender such certificate in accordance with thisss.2(e). After the surrender of a certificate in accordance with thisss.2(e), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Parent Shares represented by such certificate. No holder of an unsurrendered certificate shall be entitled, until the surrender of such certificate, to vote the Parent Shares into which his or its Company Shares shall have been converted into the right to receive.

          (ii) The Company will cause its transfer agent to furnish promptly to the Parent Subsidiary a list, as of a recent date, of the record holders of Company Shares and their addresses, as well as mailing labels containing the names and addresses of all record holders of Company Shares and lists of security positions of Company Shares held in stock depositories. The Company will furnish the Parent Subsidiary with such additional information (including, but not limited to, updated lists of holders of Company Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Parent or the Parent Subsidiary or their agents may reasonably request.

          (iii) The Parent may cause the Exchange Agent to invest the cash included in the Exchange Fund in one or more investments selected by Parent; provided, however, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payment of the Merger Consideration as necessary. The Parent may cause the Exchange Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and Parent will replace promptly any portion of the Exchange Fund which the Exchange Agent loses through investments.

          (iv) The Parent may cause the Exchange Agent to pay over to the Surviving Corporation any portion of the Exchange Fund (including any earnings thereon) remaining 180 days after the Effective Time, and thereafter all former stockholders of the Company shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors thereof with respect to the Per Share Merger Consideration and any cash payable upon surrender of their certificates.

          (v) The Parent shall pay, or shall cause the Surviving Corporation to pay, all charges and expenses of the Exchange Agent.

          (f) CLOSING OF TRANSFER RECORDS. After the Effective Time, no transfer of Company Shares outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing Parent Shares, cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in ss.2(e).

          (g) DISSENTERS' RIGHTS. The holders of Nonvoting Shares as to which dissenters' rights shall have been duly demanded under applicable law (the "DISSENTING SHARES"), if any, shall be entitled to payment by the Surviving Corporation only of the fair value of such Nonvoting Shares plus accrued interest to the extent permitted by and in accordance with the provisions of applicable law; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by applicable law, subsequently deliver a written withdrawal of such holder's demand or (ii) if any holder fails to establish such holder's entitlement to rights of payment as provided under applicable law, such holder or holders (as the case may be) shall forfeit such right to payment for such Nonvoting Shares and such Nonvoting Shares shall thereupon be deemed to have been converted into Parent Shares as of the Effective Time.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and the Parent Subsidiary:

          (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. If applicable to such country, each of the Company's Subsidiaries operating in such country has been duly incorporated or otherwise organized, is validly existing and, in jurisdictions where the concept is applicable, in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification or failure to be in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement (a "COMPANY

MATERIAL ADVERSE EFFECT"). Each of the Company and its Subsidiaries has full corporate power and corporate authority, and all foreign, federal, state and local governmental permits, licenses and consents, required to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except for such permits, licenses and consents the failure of which to have would not reasonably be expected to have a Company Material Adverse Effect. The Company does not own any equity interest in any corporation, partnership, limited liability company, joint venture or other legal entity other than the Subsidiaries listed in ss.3(a) of the Company Disclosure Letter accompanying this Agreement (the "COMPANY DISCLOSURE LETTER").

          (b) CAPITALIZATION. The entire authorized capital stock of the Company consists of 2,500,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding as of August 26, 1999, 75,000,000 Voting Shares, of which 31,226,052 Voting Shares were issued and outstanding as of August 26, 1999 and no Voting Shares were held in treasury as of August 26, 1999, and 500,000 Nonvoting Shares, of which 99,929 Nonvoting Shares were issued and outstanding as of August 26, 1999 and no Nonvoting Shares were held in treasury as of August 26, 1999. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable, and none have been issued in violation of any preemptive or similar right. As of August 26, 1999, 155,000 warrants of the Company were outstanding, each such warrant entitling the holder thereof to purchase 8.485 Voting Shares at an exercise price of $0.01 per Voting Share (the "WARRANTS"). As of August 26, 1999, 1,315,148 Voting Shares were subject to issuance pursuant to the Warrants and 6,652,923 Voting Shares were subject to issuance pursuant to employee stock options issued under Company Benefit Plans. Except as set forth above, neither the Company nor any of its Subsidiaries has any outstanding or authorized Stock Rights. Except for stock appreciation rights authorized under Company Benefit Plans, of which none are outstanding as of August 26, 1999, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries. Except as set forth in ss.3(b) of the Company Disclosure Letter, there are no rights, contracts, commitments or arrangements obligating the Company to redeem, purchase or acquire, or offer to purchase, redeem or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company.

          (c) SUBSIDIARIES. The Company owns, directly or indirectly, 100% of the outstanding shares of capital stock of each of its Subsidiaries free and clear of any Security Interest and each such share of capital stock has been duly authorized and is validly issued, fully paid and nonassessable, and none of such shares of capital stock has been issued in violation of any preemptive or similar right. No shares of capital stock of, or other equity interests in, any Subsidiary of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company or any of its Subsidiaries (i) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company.

          (d) VOTING ARRANGEMENTS. Except as set forth in ss.3(d) of the Company Disclosure Letter or in Company Reports filed prior to the date hereof, there are no voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its Subsidiaries under the Securities Act. There are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote.

          (e) AUTHORIZATION OF TRANSACTION. The Company has full power and authority (including full corporate power and corporate authority), and has taken all required action, necessary to properly execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law; provided, however, that the Company cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval of the Company Stockholders.

          (f) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any government, governmental agency or court of competent jurisdiction (a "GOVERNMENT ENTITY") to which the Company or any of its Subsidiaries is subject or any provision of the charter or by-laws of the Company or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not reasonably be expected to have a Company Material Adverse Effect or except as set forth in ss.3(f) of the
Company Disclosure Letter. Other than as required under the provisions of the Hart-Scott-Rodino Act, Foreign Competition Laws, the Delaware General Corporation Law, Nasdaq, the Securities Exchange Act, the Securities Act and state securities laws, neither the Company nor any of its Subsidiaries needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any Government Entity in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not reasonably be expected to have a Company Material Adverse Effect or except as set forth in ss.3(f) of the Company Disclosure Letter. "REQUIRED COMPANY CONSENTS" means any authorization, consent or approval of a Government Entity or other Third Party required to be obtained pursuant to any Foreign Competition Laws or state securities laws or so that a matter set forth in ss.3(f) of the Company Disclosure Letter would not be reasonably expected to have a Company Material Adverse Effect for purposes of this ss.3(f).

          (g) FILINGS WITH THE SEC. The Company has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "COMPANY REPORTS"). Each of the Company Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Company Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (h) FINANCIAL STATEMENTS.

               (i) The Company has filed an Annual Report on Form 10-K (the "COMPANY 10-K") for the fiscal year ended December 31, 1998 and a Quarterly Report on Form 10-Q (the "COMPANY 10-Q") for the fiscal quarter ended June 30, 1999. The financial statements included in the Company 10-K and the Company 10-Q (including the related notes and schedules) have been prepared from the books and records of the Company and its Subsidiaries in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial condition of the Company and its Subsidiaries as of the indicated dates and the results of operations and cash flows of the Company and its Subsidiaries for the periods set forth therein, (subject in the case of quarterly financial statements to the absence of complete footnotes and subject to normal year-end audit adjustments).

               (ii) From June 30, 1999 until the date of this Agreement, the Company and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Company and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (C) liabilities disclosed in ss.3(h) of the Company Disclosure Letter or in Company Reports filed prior to the date hereof.

          (i) EVENTS SUBSEQUENT TO JUNE 30, 1999. From June 30, 1999 to the date of this Agreement, except as disclosed in the Company Reports filed prior to the date hereof or except as set forth in ss.3(i) of the Company Disclosure Letter,
(i) the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses, and (ii) there has not been (A) any change in the financial condition, business or results of operations of the Company or any of its Subsidiaries, or any development or combination of developments relating to the Company or any of its Subsidiaries of which management of the Company has knowledge, and which would reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; (B) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, or any redemption, repurchase or other reacquisition of any of the capital stock of the Company; (C) any change by the Company in accounting principles, practices or methods materially affecting the reported consolidated assets, liabilities or results of operations of the Company; (D) any increase in the compensation of any officer of the Company or any of its Subsidiaries or grant of any general salary or benefits increase to the employees of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices; (E) any issuance or sale of any capital stock or other securities (including any Stock Rights) by the Company or any of its Subsidiaries of any kind, other than upon exercise of Stock Rights issued by or binding upon the Company; (F) any modification, amendment or change to the terms or conditions of any Stock Right; or (G) any split, combination, reclassification, redemption, repurchase or other reacquisition of any capital stock or other securities of the Company or any of its Subsidiaries.

          (j) COMPLIANCE. Except as set forth in ss.3(j) of the Company Disclosure Letter or in Company Reports filed prior to the date hereof, the Company and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws, rules and regulations except where the failure to be in compliance would not reasonably be expected to have a Company Material Adverse Effect.

          (k) BROKERS' AND OTHER FEES. Except as set forth in ss.3(k) of the Company Disclosure Letter, none of the Company and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          (l) LITIGATION AND LIABILITIES. Except as disclosed in ss.3(l) of the Company Disclosure Letter or in Company Reports filed prior to the date hereof, there are (i) no actions, suits or proceedings pending or, to the knowledge of the management of the Company, threatened against the Company or any of its Subsidiaries, or any facts or circumstances known to the management of the Company which may give rise to an action, suit or proceeding against the Company or any of its Subsidiaries, which (x) would reasonably be expected to have a Company Material Adverse Effect, and (ii) no obligations or liabilities of the Company or any of its Subsidiaries, whether accrued, contingent or otherwise, known to the management of the Company which would reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

          (m) TAXES. Except as set forth in ss.3(m) of the Company Disclosure Letter or in Company Reports filed prior to the date hereof, the Company and each of its Subsidiaries have duly filed or caused to be duly filed on their behalf all federal, state, local and foreign Tax Returns required to be filed by them, and have duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such Tax Returns, except where the failure to file such Tax Returns or to pay such Taxes would not reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Except as set forth in ss.3(m) of the Company Disclosure Letter, no claims for Taxes have been asserted against the Company or any of its Subsidiaries and no material deficiency for any Taxes has been proposed, asserted or assessed which has not been resolved or paid in full. To the knowledge of the Company's management, no Tax Return or taxable period of the Company or any of its

Subsidiaries is under examination by any taxing authority, and neither the Company nor any of its Subsidiaries has received written notice of any pending audit by any taxing authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period of the Company or any or its Subsidiaries. Except as set forth in ss.3(m) of the Company Disclosure Letter, there are no tax liens other than liens for Taxes not yet due and payable relating to the Company or any of its Subsidiaries. The Company has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Except as provided in ss.3(m) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement or contract which would result in payment of any "excess parachute payment," within the meaning of
Section 280G of the Code, as of the date of this Agreement. Neither the Company nor any of its Subsidiaries has filed any consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by the Company or any of its Subsidiaries. The Company has not been and is not a United Stated real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company or its Subsidiaries (x) has been a member of an "affiliated group," within the meaning of Section 1504(a) of the Code, other than a group the common parent of which was the Company or (y) has any liability for the Taxes of any person, other than any of the Company or its Subsidiaries under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee, successor, by contract or otherwise.

          (n) FAIRNESS OPINION. Morgan Stanley & Co. Incorporated has delivered to the Company Board the Company Fairness Opinion, and a true and complete copy thereof has been furnished to Parent.

          (o) EMPLOYEE BENEFITS.

               (i) All material pension, profit-sharing,  deferred compensation, savings, stock bonus and stock option plans, and all employee benefit plans, whether or not covered by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are sponsored by the Company or any Company ERISA Affiliate (as defined below) of the Company or to which the Company or any Company ERISA Affiliate of the Company makes contributions, and which cover employees of the Company (the "COMPANY EMPLOYEES") or former employees of the Company, all employment or severance contracts with employees of the Company or its Subsidiaries who receive more than $75,000 in total cash compensation per annum, and any applicable "change of control" or similar provisions in any plan, contract or arrangement that cover Company Employees (collectively, "COMPANY BENEFIT PLANS" and individually a "COMPANY BENEFIT PLAN") are accurately and completely listed in ss.3(o) of the Company Disclosure Letter. No Company Benefit Plan is a multi-employer plan, money purchase plan, defined benefit plan, multiple employer plan or multiple employer welfare arrangement and no Company Benefit Plan is covered by Title IV of ERISA. True and complete copies of all Company Benefit Plans (other than medical and other similar welfare plans made generally available to all Company Employees) have been made available to Parent.

               (ii) All Company Benefit Plans to the extent subject to ERISA, are in compliance in all material respects with ERISA and the rules and regulations promulgated thereunder. Each Company Benefit Plan which is an "employee pension benefit plan" within the meaning of
          Section 3(2) of ERISA ("COMPANY PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), has received a favorable determination letter from the Internal Revenue Service, which determination letter is currently in effect, and there are no proceedings pending or, to the knowledge of the management of the Company, threatened, or any facts or circumstances known to the management of the Company, which are reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the management of the Company, threatened litigation relating to the Company Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, is reasonably likely to subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

               (iii) No liability under Title IV of ERISA has been or is reasonably likely to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated Company Benefit Plan that is a "single-employer plan", within the meaning of
          Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered a predecessor of the Company or one employer with the Company under
          Section 4001 of ERISA (a "COMPANY ERISA AFFILIATE"). All contributions required to be made under the terms of any Company Benefit Plan have been timely made or reserves therefor on the balance sheet of the Company have been established, which reserves are adequate. Except as required by Part 6 of Title I of ERISA, the Company does not have any unfunded obligations for retiree health and life benefits under any Company Benefit Plan.

          (p) DELAWARE GENERAL CORPORATION LAW. For purposes of Section 203 of the Delaware General Corporation Law, the execution and delivery of this Agreement and the Stockholder Agreements and consummation of transactions contemplated hereby and thereby, including without limitation the purchase by Parent of Company Shares or other securities issued by the Company, has received the prior approval of the Board of Directors of the Company and, accordingly, Parent will not be subject to the restrictions of Section 203(b) of the Delaware General Corporation Law in the consummation of the Merger or this Agreement or the Stockholder Agreements or the transactions contemplated by either thereof.

          (q) YEAR 2000. Except as disclosed in the previously filed Company Reports, the Company's products and information systems are Year 2000 Compliant except to the extent that their failure to be Year 2000 Compliant would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, "YEAR 2000 COMPLIANT" shall mean that a Person's products and information systems accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.

          (r) ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or would not otherwise require disclosure pursuant to the Securities Exchange Act, or are listed in ss.3(r) of the Company Disclosure Letter or described in Company Reports filed prior to the date hereof, (i) each of the Company and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with Hazardous Substances (as defined below); (iii) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither the Company nor any or its Subsidiaries has had any release or threat of release of any Hazardous Substance; (v) neither the Company nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vi) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any governmental or regulatory authority of competent jurisdiction or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that would reasonably be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use or transfer of any of its properties pursuant to any Environmental Law.

          As used herein, the term "ENVIRONMENTAL LAW" means any federal, state, local, foreign or other law (including common law), statutes, ordinances or codes relating to: (i) the protection, investigation or restoration of the environment, health, safety or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or
(iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to person or property in connection with any Hazardous Substance.

          As used herein, the term "HAZARDOUS SUBSTANCES" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

          (s) INTELLECTUAL PROPERTY. Except as disclosed in ss.3(s) of the Company Disclosure Letter or in the Company Reports filed prior to the date hereof, the Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Company Intellectual Property (as defined below). Except as disclosed in ss.3(s) of the Company Disclosure Letter or in the Company Reports filed prior to the date hereof, the Company and its Subsidiaries (i) have not defaulted in any material respect under any license to use any Company Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party intellectual property, (iii) have no knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation and (iv) have no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of any Company Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operation of the Company and its Subsidiaries taken as a whole.

          For purposes of this Agreement, "COMPANY INTELLECTUAL PROPERTY" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing that are individually or in the aggregate material to the conduct of the business of the Company and its Subsidiaries taken as a whole.

          (t) INSURANCE. Except as set forth in ss.3(t) of the Company Disclosure Letter, each of the Company and its Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by the Company and its Subsidiaries during such time period.

          (u) CERTAIN CONTRACTS. Except as set forth in ss.3(u) of the Company Disclosure Letter, all material contracts to which the Company or any of its Subsidiaries is a party or may be bound that are required by Item 610(b)(10) of Regulation S-K to be filed as exhibits to, or incorporated by reference in, the Company 10-K or the Company 10-Q have been so filed or incorporated by reference. All material contracts to which the Company or any of its Subsidiaries is a party or may be bound that have been entered into as of the date hereof and will be required by Item 610(b)(10) of Regulation S-K to be filed or incorporated by reference into the Company's Quarterly Report on Form 10-Q for the period ending September 30, 1999, but which have not previously been filed or incorporated by reference into any Company Report, are set forth in ss.3(u) of the Company Disclosure Letter. All contracts, licenses, consents, royalty or other agreements which are material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party (the "Company Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or, to the extent such invalidity would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole and, to the Company's knowledge, neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Contract, except for defaults which individually and in the aggregate would not reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

     4. REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PARENT SUBSIDIARY. Each of Parent and the Parent Subsidiary represents and warrants to the Company:

          (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of Parent and Parent Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. If applicable to such country, each of Parent's Subsidiaries operating in such country has been duly incorporated or otherwise organized, is validly existing and, in jurisdictions where the concept is applicable, in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Parent and its Subsidiaries is duly authorized to conduct business and, if applicable to such country, is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification or failure to be in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement (a "Parent Material Adverse Effect"). Each of Parent and its Subsidiaries has full corporate power and corporate authority, and all foreign, federal, state and local governmental permits, licenses and consents, required to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except for such permits, licenses and consents the failure of which to have would not reasonably be expected to have a Parent Material Adverse Effect. Parent does not own any equity interest in any corporation, partnership, limited liability company, joint venture or other entity other than the Subsidiaries listed in ss.4(a) of Parent's disclosure letter accompanying this Agreement (the "PARENT DISCLOSURe LETTER").

          (b) CAPITALIZATION. The entire authorized capital stock of Parent consists of 1,281,958 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding, and 50,000,000 Parent Shares, of which 32,601,087 Parent Shares were issued and outstanding as of August 23, 1999 and no Parent Shares were held in treasury on August 23, 1999. All of the issued and outstanding Parent Shares have been duly authorized and are validly issued, fully paid and nonassessable, and none have been issued in violation of any preemptive or similar right. Except as set forth in ss.4(b) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has any outstanding or authorized Stock Rights. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Parent or any of its Subsidiaries. There are no rights, contracts, commitments or arrangements obligating Parent or any of its Subsidiaries to redeem, purchase or acquire, or offer to purchase, redeem or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of Parent.

          (c) SUBSIDIARIES. Except as set forth in ss.4(a) of the Parent Disclosure Letter, Parent, directly or indirectly, owns 100% of the outstanding shares of capital stock of each of its Subsidiaries free and clear of any Security Interest and each such share of capital stock has been duly authorized and is validly issued, fully paid and nonassessable, and none of such shares of capital stock has been issued in violation of any preemptive or similar right. No shares of capital stock of, or other equity interests in, any Subsidiary of Parent are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating Parent or any of its Subsidiaries (i) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, any of the Subsidiaries of Parent or (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of Parent.

          (d) VOTING ARRANGEMENTS. There are no voting trusts, proxies or other similar agreements or understandings to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of Parent or any of its Subsidiaries. There are no issued or outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which stockholders of Parent may vote.

          (e) AUTHORIZATION OF TRANSACTION. Each of Parent and the Parent Subsidiary has full power and authority (including full corporate power and corporate authority), and has taken all required action, necessary to properly execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of each of Parent and the Parent Subsidiary, enforceable in accordance with its terms and conditions, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law; provided, however, that Parent cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval of the Parent Stockholders.

          (f) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any Government Entity to which Parent or any of its Subsidiaries is subject or any provision of the charter or by-laws of Parent or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either Parent or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except in the case of clause
(ii) where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not reasonably be expected to have a Parent Material Adverse Effect. Other than as required under the provisions of the Hart-Scott-Rodino Act, Foreign Competition Laws, Nasdaq, the Securities Exchange Act, the Securities Act and state securities laws, neither Parent nor any of its Subsidiaries needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any Government Entity in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not reasonably be expected to have a Parent Material Adverse Effect or except as set forth in ss.4(f) of the Parent Disclosure Letter. "Required Parent Consents" means any authorization, consent or approval of a Government Entity or other Third Party required to be obtained pursuant to any Foreign Competition Laws or state securities laws or so that a matter set forth in ss. 4(f) of the Parent Disclosure Letter would not be reasonably expected to have a Parent Material Adverse Effect for purposes of this ss.4(f).

          (g) Filings with the SEC. Parent has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "Parent Reports"). Each of the Parent Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Parent Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (h) FINANCIAL STATEMENTS.

               (i) Parent has filed an Annual Report on Form 10-K (the "PARENT 10-K") for the fiscal year ended December 31, 1998 and a Quarterly Report on Form 10-Q (the "PARENT 10-Q") for the fiscal quarter ended June 30, 1999. The financial statements included in the Parent 10-K and the Parent 10-Q (including the related notes and schedules) have been prepared from the books and records of Parent and its Subsidiaries in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial condition of Parent and its Subsidiaries as of the indicated dates and the results of operations and cash flows of Parent and its Subsidiaries for the periods set forth therein, (subject in the case of quarterly financial statements to the absence of complete footnotes and subject to normal year-end audit adjustments).

               (ii) From June 30, 1999 until the date of this Agreement, Parent and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Parent and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or (C) liabilities disclosed in ss.4(h) of the Parent Disclosure Letter or in Parent Reports filed prior to the date hereof.

          (i) EVENTS SUBSEQUENT TO JUNE 30, 1999. From June 30, 1999 to the date of this Agreement, except as disclosed in the Parent Reports filed prior to the date hereof or except as set forth in ss. 4(i) of the Parent Disclosure Letter,
(i) Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses, and (ii) there has not been (A) any change in the financial condition, business or results of operations of Parent or any of its Subsidiaries, or any development or combination of developments relating to Parent or any of its Subsidiaries of which management of Parent has knowledge, and which would reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole; (B) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Parent, or any redemption, repurchase or other reacquisition of any of the capital stock of Parent; (C) any change by Parent in accounting principles, practices or methods; (D) any increase in the compensation of any officer of Parent or any of its Subsidiaries or grant of any general salary or benefits increase to the employees of Parent or any of its Subsidiaries other than in the ordinary course of business consistent with past practices; (E) any issuance or sale of any capital stock or other securities (including any Stock Rights) by Parent or any of its Subsidiaries of any kind, other than upon exercise of Stock Rights issued by or binding upon Parent; (F) any modification, amendment or change to the terms or conditions of any Stock Right; or (G) any split, combination, reclassification, redemption, repurchase or other reacquisition of any capital stock or other securities of Parent or any of its Subsidiaries.

          (j) COMPLIANCE. Except as set forth in ss.4(j) of the Parent Disclosure Letter or in Parent Reports filed prior to the date hereof, Parent and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws, rules and regulations except where the failure to be in compliance would not reasonably be expected to have a Parent Material Adverse Effect.

          (k) BROKERS' AND OTHER FEES. Except as set forth in ss.4(k) of the Parent Disclosure Letter, none of Parent and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          (l) LITIGATION AND LIABILITIES. Except as disclosed in ss.4(l) of the Parent Disclosure Letter or in Parent Reports filed prior to the date hereof, there are (i) no actions, suits or proceedings pending or, to the knowledge of the management of Parent, threatened against Parent or any of its Subsidiaries, or any facts or circumstances known to the management of Parent which may give rise to an action, suit or proceeding against Parent or any of its Subsidiaries, which (x) would reasonably be expected to have a Parent Material Adverse Effect and (ii) no obligations or liabilities of Parent or any of its Subsidiaries, whether accrued, contingent or otherwise, known to the management of Parent which would reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole.

          (m) TAXES. Except as set forth in ss.4(m) of the Parent Disclosure Letter or in Parent Reports filed prior to the date hereof, Parent and each of its Subsidiaries have duly filed or caused to be duly filed on their behalf all federal, state, local and foreign Tax Returns required to be filed by them, and have duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such Tax Returns, except where the failure to file such Tax Returns or pay such Taxes would not reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole. Except as set forth in ss.4(m) of the Parent Disclosure Letter, no claims for Taxes have been asserted against Parent or any of its Subsidiaries and no material deficiency for any Taxes has been proposed, asserted or assessed which has not been resolved or paid in full. To the knowledge of Parent's management, no Tax Return or taxable period of Parent or any of its Subsidiaries is under examination by any taxing authority, and neither Parent nor any of its Subsidiaries has received written notice of any pending audit by any taxing authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period of Parent or any or its Subsidiaries. Except as set forth in ss.4(m) of the Parent Disclosure Letter, there are no tax liens other than liens for Taxes not yet due and payable relating to Parent or any of its Subsidiaries. Parent has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor any of its Subsidiaries is a party to any agreement or contract which would result in payment of any "excess parachute payment" within the meaning of Section 280G of the Code as a result of the transactions contemplated hereby. Neither Parent nor any of its Subsidiaries has filed any consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by Parent or any of its Subsidiaries. Parent has not been and is not a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of Parent or its Subsidiaries (x) has been a member of an "affiliated group," within the meaning of Section 1504(a) of the Code, other than a group the common parent of which was Parent or (y) has any liability for the Taxes of any person, other than any of Parent or its Subsidiaries under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee, successor, by contract or otherwise.

          (n) FAIRNESS OPINION. ING Barings LLC has delivered to the Parent Board the Parent Fairness Opinion, and a true and complete copy thereof has been furnished to the Company.

          (o) EMPLOYEE BENEFITS.

               (i) All pension, profit-sharing, deferred compensation, savings, stock bonus and stock option plans, and all employee benefit plans, whether or not covered by ERISA which are sponsored by Parent or any Parent ERISA Affiliate (as defined below) of Parent or to which Parent or any Parent ERISA Affiliate of Parent makes contributions, and which cover employees of Parent (the "PARENT EMPLOYEES") or former employees of Parent, all employment or severance contracts with executive officers of Parent, and any applicable "change of control" or similar provisions in any plan, contract or arrangement that cover Employees (collectively, "PARENT BENEFIT PLANS" and individually a "PARENT BENEFIT PLAN") are accurately and completely listed inss.4(o) of the Parent Disclosure Letter. No Parent Benefit Plan is a multi-employer plan, money purchase plan, defined benefit plan, multiple employer plan or multiple employer welfare arrangement and no Parent Benefit Plan is covered by Title IV of ERISA. True and complete copies of all Parent Benefit Plans (other than medical and other similar welfare plans made generally available to all Parent Employees) have been made available to the Company.

               (ii) All Parent Benefit Plans to the extent subject to ERISA, are in compliance in all material respects with ERISA and the rules and regulations promulgated thereunder. Each Parent Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PARENT PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, which determination letter is currently in effect, and there are no proceedings pending or, to the knowledge of the management of Parent, threatened, or any facts or circumstances known to the management of Parent, which are reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the management of Parent, threatened litigation relating
          to  the  Parent  Benefit   Plans.   Neither  Parent
          nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, is reasonably likely to subject Parent or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

               (iii) No liability under Title IV of ERISA has been or is reasonably likely to be incurred by Parent or any of its Subsidiaries with respect to any ongoing, frozen or terminated Parent Benefit Plan that is a "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered a predecessor of Parent or one employer with Parent under Section 4001 of ERISA (a "PARENT ERISA AFFILIATE"). All contributions required to be made under the terms of any Parent Benefit Plan have been timely made or reserves therefor on the balance sheet of Parent have been established, which reserves are adequate. Except as required by Part 6 of Title I of ERISA, Parent does not have any unfunded obligations for retiree health and life benefits under any Parent Benefit Plan.

          (p) YEAR 2000. Except as disclosed in the previously filed Parent Reports, Parent's products and information systems are Year 2000 Compliant except to the extent that their failure to be Year 2000 Compliant would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole.

          (q) ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole, or would not otherwise require disclosure pursuant to the Securities Exchange Act, or are listed in ss.4(q) of the Parent Disclosure Letter or described in Parent Reports filed prior to the date hereof,
(i) each of Parent and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by Parent or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with Hazardous Substances (as defined below); (iii) neither Parent nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither Parent nor any or its Subsidiaries has had any release or threat of release of any Hazardous Substance; (v) neither Parent nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vi) neither Parent nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any governmental or regulatory authority of competent jurisdiction or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving Parent or any of its Subsidiaries that could reasonably be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use or transfer of any of its properties pursuant to any Environmental Law.

          (r) INTELLECTUAL PROPERTY. Except as disclosed in ss.4(r) of the Parent Disclosure Letter or in the Parent Reports filed prior to the date hereof, Parent and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Parent Intellectual Property (as defined below). Except as disclosed in ss.4(r) of the Parent Disclosure Letter or in the Parent Reports filed prior to the date hereof, Parent and its Subsidiaries (i) have not defaulted in any material respect under any license to use any Parent Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party intellectual property, (iii) have no knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation and (iv) have no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of any Parent Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operation of Parent and its Subsidiaries taken as a whole.

          For purposes of this Agreement, "PARENT INTELLECTUAL PROPERTY" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing that are individually or in the aggregate material to the conduct of the business of Parent and its Subsidiaries taken as a whole.

          (s) INSURANCE. Except as set forth in ss.4(s) of the Parent Disclosure Letter, each of Parent and its Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Parent and its Subsidiaries during such time period.

          (t) CERTAIN CONTRACTS. Except as set forth in ss.4(t) of the Parent Disclosure Letter, all material to which Parent or any of its Subsidiaries is a party or may be bound that are required by Item 610(b)(10) of Regulation S-K to be filed as exhibits to, or incorporated by reference in, the Parent 10-K or the Parent 10-Q have been so filed or incorporated by reference. All material contracts to which Parent or any of its Subsidiaries is a party or may be bound that have been entered into as of the date hereof and will be required by Item 610(b)(10) of Regulation S-K to be filed or incorporated by reference into Parent's Quarterly Report on Form 10-Q for the period ending September 30, 1999, but which have not previously been filed or incorporated by reference into any Parent Reports, are set forth in ss.4(t) of the Parent Disclosure Letter. All contracts, licenses, consents, royalty or other agreements which are material to Parent and its Subsidiaries, taken as a whole, to which Parent or any of its Subsidiaries is a party (the "PARENT CONTRACTS") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or, to the extent such invalidity would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole and, to Parent's knowledge, neither Parent nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Parent Contract, except for defaults which individually and in the aggregate would not reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole.

          (u) ACTIVITIES OF PARENT SUBSIDIARY. Since the date of its incorporation, Parent Subsidiary has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Parent Subsidiary has a positive net worth under GAAP.

          (v) CIRCE. Parent and/or its Subsidiaries have all Circe Rights necessary for the operation of Rings 1 and 2 of the Circe Network, except to the extent the failure to have any such Circe Rights, would not, in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. All material Circe Rights relating to Rings 1 and 2 have terms or are renewable without material cost, for the entire expected useful life of such rings. To Parent's knowledge, as of the date of this Agreement, there is no existing or anticipated fact or circumstance that would be reasonably expected to cause a material delay in the scheduled in-service date of Circe Rings 3, 4 or 5 as described in the most recent Parent Reports filed prior to the date hereof.

     5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement through and including the Effective Time (except for ss.5(j), ss.5(l) and ss.5(q), which will apply from and after the Effective Time in accordance with their respective terms and ss.5(p) which will apply from the date hereof and shall survive after the Closing).

          (a) GENERAL. Each of the Parties will use all reasonable efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

          (b) NOTICES AND CONSENTS. The Company and Parent will give any notices (and will cause each of their respective Subsidiaries to give any notices) to third parties, and will use all reasonable efforts to obtain (and will cause each of their respective Subsidiaries to use all reasonable efforts to obtain) any third-party consents, that may be required in connection with the matters referred to in ss.3(f) and ss.4(f) above (regardless of whether the failure to give such notice or obtain such consent would result in a Company Material Adverse Effect or a Parent Material Adverse Effect).

          (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties, promptly after the date hereof, will (and the Company, promptly after the date hereof, will cause each of its Subsidiaries to) give any notices to, make any filings with and use all reasonable efforts to obtain any authorizations, consents and approvals of Government Entities in connection with the matters referred to in ss.3(f) and ss.4(f) above. Without limiting the generality of the foregoing:

               (i) FEDERAL SECURITIES LAWS. As promptly as practicable following the date hereof, Parent and the Parent Subsidiary shall, in cooperation with the Company, prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "JOINT PROXY STATEMENT/PROSPECTUS") and a registration statement on Form S-4 with respect to the issuance of Parent Shares in connection with the Merger (the "REGISTRATION STATEMENT"), and file with state securities administrators such registration statements or other documents as may be required under applicable blue sky laws to qualify or register such Parent Shares in such states as are designated by the Company (the "BLUE SKY FILINGS"). The Joint Proxy Statement/Prospectus will be included in the Registration Statement as Parent's prospectus. The Registration Statement and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Parent and the Parent Subsidiary shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after filing with the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Parent and the Parent Subsidiary agree that none of the information supplied or to be supplied by Parent or the Parent Subsidiary for inclusion or incorporation by reference in the Registration Statement and/or the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Special Meeting (as defined below) or the Parent Special Meeting (as defined below), will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Special Meeting or the Parent Special Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent and the Parent Special Meeting will be deemed to have been supplied by Parent and information concerning or related to the Company and the Company Special Meeting shall be deemed to have been supplied by the Company. Parent will provide the Company with a reasonable opportunity to review and comment on the Joint Proxy Statement/Prospectus and any amendment or supplement thereto prior to filing such with the SEC, will provide the Company with a copy of all such filings made with the SEC and will notify the Company as promptly as practicable after the receipt of any comments from the SEC or its staff or from any state securities administrators and of any request by the SEC or its staff or by any state securities administrators for amendments or supplements to the Registration Statement or any Blue Sky Filings or for additional information, and will supply the Company and its legal counsel with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC, its staff or any state securities administrators, on the other hand, with respect to the Registration Statement. No change, amendment or supplement to the information supplied by the Company for inclusion in the Joint Proxy Statement/Prospectus shall be made without the approval of the Company, which approval shall not be unreasonably withheld or delayed. If, at any time prior to the Effective Time, any event relating to the Company or Parent or any of their respective Affiliates, officers or directors is discovered by the Company or Parent, as the case may be, that is required by the Securities Act, the Securities Exchange Act, or the rules or regulations thereunder, to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company or Parent, as the case may be, will as promptly as practicable inform the other, and such amendment or supplement will be promptly filed with the SEC and disseminated to the stockholders of the Company and Parent, to the extent required by applicable securities laws. All documents which the Company or Parent files or is responsible for filing with the SEC and any other regulatory agency in connection with the Merger (including, without limitation, the Registration Statement and the Joint Proxy Statement/Prospectus) will comply as to form and content in all material respects with the provisions of applicable law. Notwithstanding the foregoing, the Company, on the one hand, and Parent and the Parent Subsidiary, on the other hand, make no representations or warranties with respect to any information that has been supplied in writing by the other, or the other's auditors, attorneys or financial advisors, specifically for use in the Registration Statement or the Joint Proxy Statement/Prospectus, or in any other documents to be filed with the SEC or any other regulatory agency expressly for use in connection with the transactions contemplated hereby.

               (ii) DELAWARE GENERAL CORPORATION LAW. The Company will take all action, to the extent necessary in accordance with applicable law, its certificate of incorporation and by-laws to convene a special meeting of its stockholders (the "COMPANY SPECIAL MEETING"), as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law. Parent will take all action, to the extent necessary in accordance with applicable law, its certificate of incorporation and by-laws to convene a special meeting of its stockholders (the "PARENT SPECIAL MEETING"), as soon as reasonably practicable in order that the stockholders may consider and vote upon the issuance of Parent Shares in connection with the Merger as provided in the Agreement as required by the rules of Nasdaq and, if necessary, an amendment to the certificate of incorporation of Parent to increase the number of authorized Parent Shares. The Company and Parent shall mail the Joint Proxy Statement/Prospectus to their respective stockholders simultaneously and as soon as reasonably practicable. Subject to ss.5(h)(iv) and ss.5(i)(iv) below, the Joint Proxy Statement/Prospectus shall contain the affirmative unanimous recommendations of the Company Board in favor of the adoption of this Agreement and the approval of the Merger and of the Parent Board in favor of issuance of Parent Shares in connection with the Merger as provided in the Agreement as required by the rules of Nasdaq and, if necessary, increase the number of authorized Purchaser Shares in accordance with the Delaware General Corporation Law.

               (iii) HART-SCOTT-RODINO ACT. As soon as possible after the date hereof, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use all reasonable efforts to obtain (and the Company will cause each of its Subsidiaries to use all reasonable efforts to obtain) an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary.

               (iv) PERIODIC REPORTS. Parent and the Parent Subsidiary, and their counsel, shall be given an opportunity to review each Form 10-K and Form 10-Q (and any amendments thereto) to be filed by the Company under the Securities Exchange Act prior to their being filed with the SEC and Nasdaq, and shall be provided with final copies thereof concurrently with their filing with the SEC.

               (v) TELECOMMUNICATIONS LAWS. Parent shall be responsible for preparing and filing the appropriate applications, notifications and other documentation necessary or appropriate to request from Government Entities with jurisdiction over the telecommunications industry all necessary authorizations, consents and approvals to the Merger and the transactions contemplated hereby. The Company, at its sole cost and expense, will cooperate with Parent in this regard, providing such assistance as Parent shall reasonably request. Parent shall provide the Company with drafts of all applications and other documents to be filed with any such regulatory authority prior to such filing and shall give Company a reasonable opportunity to review and comment thereon.

          (d) OPERATION OF THE COMPANY'S BUSINESS. Except as set forth in ss.5(d) of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement, the Company will not (and will not cause or permit any of its Subsidiaries to), without the written consent of Parent, take any action or enter into any transaction other than in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as expressly provided in this Agreement or ss.5(d) of the Company Disclosure Letter, without the written consent of Parent:

               (i) none of the Company and its  Subsidiaries  will  authorize or
          effect   any  change  in  its   charter   or  by-laws  or   comparable
          organizational document;

               (ii) none of the Company and its Subsidiaries will grant any Stock Rights or issue, sell, authorize or otherwise dispose of any of its capital stock, (x) except upon the conversion or exercise of Stock Rights outstanding as of the date of this Agreement and (y) except for stock options issued to employees of the Company and its Subsidiaries in a manner consistent with past practice which (I) do not provide for the issuance of more than 250,000 Company Shares in any calendar quarter, (II) are issued only to new employees and employees promoted after the date hereof, (III) are issued at not less than the market price of the Company Stock on the date of grant and (IV) are not issued to any executive officer or director of the Company;

               (iii) none of the Company and its Subsidiaries will sell, lease, encumber or otherwise dispose of, or otherwise agree to sell, lease, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

               (iv) none of the Company and its Subsidiaries (other than wholly-owned Subsidiaries) will declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind);

               (v) none of the Company and its Subsidiaries will split, combine or reclassify any of its capital stock or redeem, repurchase or otherwise acquire any of its capital stock;

               (vi) none of the Company and its Subsidiaries will acquire or agree to acquire by merger or consolidation with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business of any Person or division thereof or otherwise acquire or agree to acquire any assets (other than assets used in the operation of the business of the Company and its Subsidiaries in the ordinary course consistent with past practice);

               (vii) none of Company or its Subsidiaries will incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed since January 1, 1999, are not in excess of the respective amounts by category or in the aggregate set forth in the Company's capital expenditure budget, as previously disclosed to Parent or, if the Closing Date has not occurred prior to December 31, 1999, such additional amounts for any subsequent period as may be consented to by Parent, such consent not to be unreasonably withheld, or, if Parent shall not have so consented, an amount not greater than an amount equal to a pro rata portion of the Company's 1999 capital expenditure budget;

               (viii) none of the Company or its Subsidiaries will (x) other than in connection with actions permitted byss.5(d)(vi), make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or a Subsidiary of the Company to or in the Company or any Subsidiary of the Company and other than loans and advances to employees in an aggregate outstanding amount not to exceed $100,000 at any time, (y) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or (z) other than in connection with actions permitted byss.5(d)(vi), create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, Security Interests, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement and incurred in the ordinary course of business consistent with past practice, and any other indebtedness existing on the date of this Agreement, in each case as such credit facilities, indentures, other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to the Company and its Subsidiaries than those in existence as of the date of this Agreement;

               (ix) none of the Company and its Subsidiaries will make any change in employment terms for any of its directors, officers and employees other than (A) customary increases to employees whose total annual cash compensation is less than $75,000 awarded in the ordinary course of business consistent with past practices, and (B) customary employee bonuses (including to employees who are officers) approved by the Company Board and paid in the ordinary course of business consistent with past practices and (C) immaterial changes to Company Benefit Plans;

               (x) except as disclosed in the Company Reports filed prior to the date of this Agreement, the Company will not change its methods of accounting in effect at June 30, 1999 in a manner materially affecting the consolidated assets, liabilities or results of operations of the Company, except as required by changes in GAAP as concurred in by the Company's independent auditors, and the Company will not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice; and

               (xi) none of the Company and its Subsidiaries will resolve or commit to any of the foregoing.

          In the event the Company shall request Parent to consent in writing to an action otherwise prohibited by this ss.5(d), Parent shall use reasonable efforts to respond in a prompt and timely fashion (but in no event later than ten (10) business days following such request), but may otherwise respond affirmatively or negatively in its sole discretion.

          (e) OPERATION OF PARENT'S BUSINESS. Except as set forth in ss.5(e) of the Parent Disclosure Letter or as otherwise contemplated by this Agreement

               (i) none of Parent and its Subsidiaries will authorize or effect any change in its charter or by-laws or comparable organizational document except for such amendments to its charter, by-laws or other comparable charter or organizational documents that do not have an adverse affect on the Merger and the other transactions contemplated hereby;

               (ii) without Prior Consultation, none of Parent and its Subsidiaries will grant any Stock Rights or issue, sell, authorize or otherwise dispose of any of its capital stock (except (A) employee stock option grants made in the ordinary course consistent with past practice, (B) Stock Rights and capital stock issued as consideration for acquisitions permitted by ss.5(e) and (C) upon the conversion or exercise of Stock Rights outstanding as of the date of this Agreement or issued pursuant to the preceding clauses (A) or
          (B));

               (iii) none of Parent and its Subsidiaries will sell or otherwise dispose of, or otherwise agree to sell or otherwise dispose of, in any individual transaction or series of related transactions (other than a capacity or fiber (either lit or dark) sale) any of its assets having a fair market value greater than $100,000,000;

               (iv) none of Parent and its Subsidiaries (other than wholly owned Subsidiaries) will declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind);

               (v) none of Parent and its Subsidiaries will split, combine or reclassify any of its capital stock or redeem, repurchase or otherwise acquire any of its capital stock;

               (vi) without Prior Consultation, none of Parent or its Subsidiaries will incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice;

               (vii) none of Parent and its Subsidiaries will acquire or agree to acquire by merger or consolidation with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business of any Person or division thereof or otherwise acquire or agree to acquire any substantial assets in a single transaction or series of related transactions either outside the telecommunications services industry or in a geographic region other than North America and Europe;

               (viii) without Prior Consultation, none of Parent and its Subsidiaries will acquire or agree to acquire by merger or consolidation with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business of any Person or division thereof or otherwise acquire or agree to acquire any assets in a single transaction or series of related transactions for consideration having a fair market value in excess of $50,000,000;

               (ix) without Prior Consultation, none of Parent or its Subsidiaries will (x) other than in connection with actions permitted by ss.5(e)(vii), make any loans, advances or capital contributions to, or investments in, any other Person, other than by Parent or a Subsidiary of Parent to or in Parent or any Subsidiary of Parent, (y) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $25,000,000 in each instance, other than loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or (z) other than in connection with actions permitted byss.5(e)(vii), create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, Security Interests, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement and incurred in the ordinary course of business consistent with past practice, and any other indebtedness existing on the date of this Agreement, in each case as such credit facilities, indentures, other arrangements and other existing indebtedness may be amended, extended, exchanged, modified, refunded, renewed or refinanced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to Parent and its Subsidiaries than those in existence as of the date of this Agreement;

               (x) without Prior Consultation, Parent will not change its methods of accounting in effect at June 30, 1999 in a manner materially affecting the consolidated assets, liabilities or operating results of Parent, except as required by changes in GAAP as concurred in by Parent's independent auditors, and Parent will not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice; and

               (xi) none of Parent and its Subsidiaries will resolve or commit to any of the foregoing (A) which requires the Company's consent unless it has obtained such consent or (B) which requires Prior Consultation unless it has afforded Prior Consultation.

          In the event Parent shall request the Company to consent in writing to an action otherwise prohibited by this ss. 5(e), the Company shall use reasonable efforts to respond in a prompt and timely fashion (but in no event later than ten (10) business days following such request), but may otherwise respond affirmatively or negatively in its sole discretion.

          (f) ACCESS. Each Party will (and will cause each of its Subsidiaries to) permit representatives of the other Party to have access at all reasonable times and in a manner so as not to materially interfere with the normal business operations of the Company and its Subsidiaries, or Parent and its Subsidiaries, as applicable, to all premises, properties, personnel, books, records (including without limitation tax and financial records), contracts and documents of or pertaining to such Party. Each Party and all of its respective representatives will treat and hold as such any Confidential Information it receives from the other Party or any of its representatives in accordance with the Confidentiality Agreement.

          (g) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(g), however, shall be deemed to amend or supplement the Company Disclosure Letter or Parent Disclosure Letter or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

          (h) COMPANY EXCLUSIVITY.

               (i) The Company shall, and shall cause its Subsidiaries and Representatives to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, its Subsidiaries or any of their respective Affiliates, officers, directors, employees, financial advisors, agents or representatives (each a "REPRESENTATIVE") with respect to any proposed, potential or contemplated Acquisition Proposal.

               (ii) From and after the date hereof, without the prior written consent of Parent, the Company will not authorize or permit any of its Subsidiaries to, and shall cause any and all of its Representatives not to, directly or indirectly, (A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) engage in negotiations or discussions with any Third Party concerning, or provide any non-public information to any person or entity relating to, an Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in thisss.5(h)(ii) shall prevent the Company or the Company Board prior to receipt of the Requisite Stockholder Approval of the Company Stockholders, from furnishing non-public information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such Third Party, if and only to the extent that (1) such Third Party has made a written proposal to the Company Board to consummate an Acquisition Proposal, (2) the Company Board determines in good faith, based upon the advice of a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of the Company Shares than the transaction contemplated by this Agreement (a "SUPERIOR PROPOSAL"), (3) the failure to take such action would, in the reasonable good faith judgment of the Company Board, based upon a written opinion of Company outside legal counsel, be a violation of its fiduciary duties to the Company's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Company Board receives from such Person an executed confidentiality agreement with material terms no less favorable to the Company than those contained in the Confidentiality Agreement and provides prior notice of its decision to take such action to the Parent. The Company agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Company Board, based upon written opinion of Company outside legal counsel, be a violation of its fiduciary duties to the Company's stockholders under applicable law and such action is taken prior to receipt of the Requisite Stockholder Approval of the Company Stockholders. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of thisss.5(h) by the Company.

               (iii) The Company shall notify Parent promptly after receipt by the Company or the Company's knowledge of the receipt by any of its Representatives of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any Person that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep Parent informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

               (iv) The Company Board may not withdraw or modify,  or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board of this Agreement or the Merger unless, following the receipt of a Superior Proposal and prior to receipt of the Requisite Stockholder Approval of the Company Stockholders, in the reasonable good faith judgment of the Company Board, based upon the written opinion of Company's outside legal counsel, the failure to do so would be a violation of the Company Board's fiduciary duties to the Company's stockholders under applicable law; provided, however, that, the Company Board shall submit this Agreement and the Merger to the Company's stockholders for adoption and approval, whether or not the Company Board at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or otherwise modifies or withdraws its recommendation. Unless the Company Board has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use its best efforts to solicit from the Company stockholders proxies in favor of the adoption and approval of this Agreement and the Merger and to secure the vote or consent of the Company's stockholders required by the Delaware General Corporation Law and its certificate of incorporation and by-laws to adopt and approve this Agreement and the Merger.

          (i) PARENT EXCLUSIVITY.

               (i) Parent shall, and shall cause its Subsidiaries and Representatives to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Parent, its Subsidiaries or any of its Representatives with respect to any proposed, potential or contemplated Parent Acquisition Proposal the consummation of which would (x) not be consistent with this Agreement or the

          Merger and the other transactions contemplated by this Agreement, (y) result in a material delay in the Effective Time or (z) materially and adversely impact the likelihood of obtaining any Required Company Consent or Required Parent Consent other than those the failures to obtain would not result in either a Company Material Adverse Effect or a Parent Material Adverse Effect (a "PROHIBITED PARENT ACQUISITION PROPOSAL").

               (ii) From and after  the date  hereof,  Parent  will  notify  the
          Company of any Parent Acquisition Proposal of which notice is given to the Parent Board. Such notice to the Company will be made promptly after such notice to the Parent Board, but will be conditional upon an appropriate confidentiality agreement. Without the prior written consent of the Company, Parent will not authorize or permit any of its Subsidiaries to, and shall cause any and all of its Representatives not to, directly or indirectly, (A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a Prohibited Parent Acquisition Proposal, or (B) engage in negotiations or discussions with any Parent Third Party concerning, or provide any nonpublic information to any person or entity relating to, a Prohibited Parent Acquisition Proposal, or (C)
          enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Prohibited Parent Acquisition Proposal; provided, however, that nothing contained in thisss.5(i)(ii) shall prevent Parent or the Parent Board from, prior to receipt of the Requisite Stockholder Approval of the Parent Stockholders, furnishing nonpublic information to, or entering into discussions or negotiations with, any Parent Third Party in connection with an unsolicited, bona fide written proposal for a Prohibited Parent Acquisition Proposal by such Parent Third Party, if and only to the extent that (1) such Parent Third Party has made a written proposal to the Parent Board to consummate a Prohibited Parent Acquisition Proposal, (2) the Parent Board determines in good faith, based upon the advice of a financial advisor of nationally recognized reputation, that such Prohibited Parent Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of the Parent Shares than the transaction contemplated by this Agreement (a "PARENT SUPERIOR PROPOSAL"), (3) the failure to take such action would, in the reasonable good faith judgment of the Parent Board, based upon a written opinion of Parent's outside legal counsel, be a violation of its fiduciary duties to the Parent's stockholders under applicable law, and (4) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such Person, the Parent Board receives from such Person an executed confidentiality agreement with material terms no less favorable to Parent than those contained in the Confidentiality Agreement. Parent agrees not to release any Parent Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, a Prohibited Parent Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Parent Board, based upon the written opinion of Parent's outside legal counsel, be a violation of its fiduciary duties to the Parent's stockholders under applicable law and such action is taken prior to receipt of the Requisite Stockholder Approval of the Parent Stockholders. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of Parent or any of its Subsidiaries shall be deemed to be a breach of thisss.5(i)(ii) by Parent. A Parent Acquisition Proposal shall be deemed a Prohibited Parent Acquisition Proposal at the time (and not before) the Parent Board is first notified of such Parent Acquisition Proposal, and at any time that the Parent Board is notified of a significant development with respect to such Parent Acquisition Proposal, unless the Parent Board in good faith determines that such Parent Acquisition Proposal is not, and is not reasonably likely to become, a Prohibited Parent Acquisition Proposal.

               (iii) Parent shall notify the Company promptly after receipt by Parent or Parent's knowledge of the receipt by any of its Representatives of any Prohibited Parent Acquisition Proposal or any request for non-public information in connection with a Prohibited Parent Acquisition Proposal or for access to the properties, books or records of Parent by any Person that informs such party that it is considering making or has made a Prohibited Parent Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Parent shall keep the Company informed of the status (including any change to the material terms) of any such Prohibited Parent Acquisition Proposal or request for nonpublic information.

               (iv) The Parent Board may not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Parent Board of this Agreement or the Merger unless, following the receipt of a Parent Superior Proposal but prior to receipt of the Requisite Stockholder Approval of the Parent Stockholders, in the reasonable good faith judgment of the Parent Board, based upon the written opinion of Parent's outside legal counsel, the failure to do so would be a violation of the Parent Board's fiduciary duties to the Parent's stockholders under applicable law; provided, however, that the Parent Board shall submit the Merger to Parent's stockholders for adoption and approval, whether or not the Parent Board at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of Parent reject the Merger or otherwise modifies or withdraws its recommendation. Unless the Parent Board has withdrawn its recommendation of the Merger in compliance herewith, Parent shall use its best efforts to solicit from the Parent stockholders proxies in favor of the adoption and approval of the Merger and to secure the vote or consent of Parent's stockholders required by Nasdaq and the Delaware General Corporation Law.

               (v) Prior to taking any action with respect to a Parent Acquisition Proposal which is not a Prohibited Parent Acquisition Proposal equivalent to those permitted by clauses (A), (B) or (C) of ss.5(i)(ii), Parent shall notify each

          Parent Third Party which is the object of or a party to such action of the limitation on Prohibited Parent Acquisition Proposals set forth in this ss.5(i), and Parent shall not enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Parent Acquisition Proposal unless such letter or agreement includes a covenant of the applicable Parent Third Party not to take any action which would cause such Parent Acquisition Proposal to become a Prohibited Parent Acquisition Proposal.

          (j) INSURANCE AND INDEMNIFICATION.

               (i) Parent will provide each individual who served as a director or officer of the Company at any time prior to the Effective Time with liability insurance for a period of six years after the Effective Time no less favorable in coverage and amount than any applicable insurance of the Company in effect immediately prior to the Effective Time provided, however, if the existing liability insurance expires, or is terminated or canceled by the insurance carrier during such six year period, the Surviving Corporation will use its best efforts to obtain as much liability insurance (no less favorable in coverage) as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the last annual premium paid prior to the date hereof.

               (ii) After the Effective Time, Parent (A) will not take or permit to be taken any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation, by-laws or indemnification and employment agreements of the Company or any of its Subsidiaries for the benefit of any individual who served as a director or officer of the Company or any of its Subsidiaries (an "INDEMNIFIED PARTY") at any time prior to the Effective Time (except as may be required by applicable law), and (B) shall cause the Surviving Corporation to honor and fulfill such provisions until the date which is six years from the Effective Time (except as may be required by applicable law); provided, however, in the event any claim or claims are asserted within such period, all rights to indemnification in respect of such claim or claims shall continue until the final disposition thereof.

               (iii) To the extent clauses (i) and (ii) above shall not serve to indemnify and hold harmless an Indemnified Party, Parent, subject to the terms and conditions of this clause (iii), will indemnify, for a period of six years from the Effective Time, to the fullest extent permitted under applicable law, each Indemnified Party from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to or caused by this Agreement or any of the transactions contemplated herein; provided, however, in the event any claim or claims are asserted or threatened within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Any Indemnified Party wishing to claim indemnification under this clause (iii), notwithstanding anything to the contrary in the provisions set forth in the Company's certificate of incorporation, by-laws or other agreements respecting indemnification of directors or officers, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parent. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time),
          (A) Parent or the Surviving Corporation shall have the right following the Effective Time to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation fails to assume such defense or counsel for Parent advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation, on the one hand, and the Indemnified Parties, on the other hand, the Indemnified Parties may retain counsel satisfactory to them, and the Company, Parent or the Parent Subsidiary shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, in which case Parent need only pay for separate counsel to the extent necessary to resolve such conflict; (B) the Indemnified Parties will reasonably cooperate in the defense of any such matter; and (C) Parent shall not be liable for any settlement effectuated without its prior written consent, which consent shall not be unreasonably withheld or delayed. Parent shall not settle any action or claim identified in thisss.5(j)(iii) in any manner that would impose any liability or penalty on an Indemnified Party not paid by Parent or the Surviving Corporation without such Indemnified Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

               (iv) Notwithstanding anything contained in clause (iii) above, Parent shall not have any obligation hereunder to any Indemnified Party (A) if the indemnification of such Indemnified Party by Parent in the manner contemplated hereby is prohibited by applicable law, (B) the conduct of the Indemnified Party relating to the matter for which indemnification is sought involved bad faith or willful misconduct of such Indemnified Party, or (C) with respect to actions taken by any such Indemnified Party in his or its individual capacity, including, without limitations, with respect to any matters relating, directly or indirectly, to the purchase, sale or trading of securities issued by the Company other than a tender or sale pursuant to a stock tender agreement or (D) if such Indemnified Party shall have breached its obligation to cooperate with Parent in the defense of any claim in respect of which indemnification is sought and such breach (x) materially and adversely affects Parent's defense of such claim or (y) will materially and adversely affect Parent's defense of such claim if such breach is not cured within ten days after notice of such breach is delivered to the Indemnified Party and such breach is not cured during such period.

          (k) FINANCIAL STATEMENTS.

               (i) As soon as they are made available to and reviewed by senior management of the Company, the Company shall make available to Parent the internally generated monthly, quarterly (including quarterly statements for the three-month period ended September 30, 1999) and annual financial statements of the Company, consisting of consolidated balance sheets, and consolidated statements of income and of cash flows.

               (ii) As soon as they are made available to and reviewed by senior management of Parent, Parent shall make available to the Company the internally generated monthly, quarterly (including, quarterly statements for the three-month period ended September 30, 1999) and annual financial statements, consisting of consolidated balance sheets, and consolidated statements of income and of cash flows.

          (l) CONTINUITY OF BUSINESS ENTERPRISE. Parent, Surviving Corporation or any other member of the qualified group (as defined in Treasury Regulation ss.1.368-1(d)) shall, for the foreseeable future, continue at least one significant historic business line of the Company or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation ss.1.368-1(d).

          (m) PARENT BOARD OF DIRECTORS. At or before the Effective Time, the Board of Directors of Parent will take all action necessary to expand the size of the Parent Board of Directors by five directors and to:

               (i) Elect the Chairman of the Board of the Company as a Class C director, to serve until the annual meeting of the Parent Stockholders in 2002;

               (ii) Elect one independent director (as defined in National Association of Securities Dealers Rule 4200(a)(13)) designated by the Parent Board and one independent director (as so defined in relation to the Company) designated by Alfred West, who is currently serving on the Company Board, as Class B directors, to serve until the annual meeting of the Parent Stockholders in 2001; and

               (iii) Elect the Chief Operating Officer of the Company and one person designated by the Parent Board (who need not qualify as an independent director) as Class A directors, to serve until the annual meeting of the Parent Stockholders in 2000.

In the event the Chairman of the Board of the Company is so elected and agrees to serve as a director of Parent, the Parent Board of Directors will appoint him as Vice Chairman of the Board of Parent.

          (n) RULE 145 AFFILIATES. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who were, at the date of the Company Special Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit C.

          (o) NASDAQ LISTING. Parent shall use all reasonable efforts to cause the Parent Shares to be issued in connection with the Merger and under the Company Benefit Plans to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

          (p) TAX FREE TREATMENT. The Parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each Party and its Affiliates shall use reasonable efforts to cause the Merger to so qualify and to obtain the opinion referred to in ss. 6(b)(vii). For purposes of the tax opinion described in ss. 6(b)(vii), Parent and the Company shall provide customary representation letters substantially in the form of Exhibits D and E, each dated on or about the date that is two business days prior to the date the Joint Proxy Statement/Prospectus is mailed to the stockholders of Parent and the Company and reissued as of the Closing Date. Each of Parent, Parent Subsidiary and the Company and each of their respective Affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

          (q) COMPANY EMPLOYEE PLANS. After the Effective Time, Parent shall arrange for each employee participating in any of the Company Benefits Plans to participate in any counterpart benefit plans of Parent or its Subsidiaries (as appropriate) in accordance with the eligibility criteria thereof, provided that
(i) such participants shall receive full credit for years of service with the Company or any of its Subsidiaries prior to the Effective Time for all purposes for which such service was recognized under the Company Benefit Plans and (ii) such participants shall participate in the Parent Benefit Plans on terms no less favorable than those offered by Parent to similarly situated employees of Parent or its Subsidiaries. Parent shall give credit under its applicable employee welfare benefit plans for all copayments, deductibles and out-of-pocket maximums satisfied by employees (and their eligible dependents) of the Company (and its Subsidiaries), in respect of the calendar year in which the Closing Date occurs. Parent shall waive all pre-existing conditions (to the extent waived under the applicable employee welfare benefit plans of the Company and its Subsidiaries) otherwise applicable to employees of the Company and its Subsidiaries under Parent's employee welfare benefit plans in which employees of the Company (and its Subsidiaries) become eligible to participate on or following the Closing. Notwithstanding the foregoing, Parent may continue (or cause the Surviving Corporation to continue) one or more of the Company Benefit Plans, in which case Parent shall have satisfied its obligations hereunder with respect to the benefits so provided if the terms of the Company Benefit Plans which are continued are no less favorable than the terms of the counterpart plans of Parent and its Subsidiaries (as applicable).

          (r) NOTICE OF ADVERSE CIRCE NETWORK DEVELOPMENTS. Parent will notify Company promptly after it becomes aware of any fact or circumstance that would be reasonably expected to materially delay or prevent the completion in all material respects of the Circe

Network within the periods described in the most recent Parent Report filed prior to the date hereof.

          (s) DISCOUNT NOTES. Parent and the Company agree to cooperate and use their reasonable efforts to obtain within 60 days after the date hereof any necessary consents, waivers or other modifications of the indenture dated as of April 8, 1998, between the Company and The Bank of New York, as trustee, governing the 11% Senior Discount Notes due 2008 issued by the Company, so as to avoid the obligation to conduct an Offer to Purchase pursuant to Section 4.12 thereof as a result of the transactions contemplated by this Agreement, provided that in connection with obtaining such consents, waivers or modifications neither the Company nor Parent will be required to make any payment or take any other action which is not commercially reasonable. The Company and Parent each shall pay one-half of all fees and expenses, including fees paid to holders of such notes, incurred by the Parties pursuant to this ss.5(s). If such consent, waiver or modification is not obtained within such 60 day period, the Parties may mutually agree to modify the terms of this Agreement so as to achieve the results of the transactions contemplated hereby in a manner that will not require such an Offer to Purchase to be undertaken.

          (t) YEAR 2000 BUDGETS. Each of Parent and the Company shall, and shall seek to cause its executive officers to, (a) cooperate in good faith to develop a year 2000 combined budget for Parent and (b) provide such assistance as the other Party may reasonably require to develop a year 2000 combined budget.

     6.   CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF PARENT AND THE PARENT SUBSIDIARY. The obligation of each of Parent and the Parent Subsidiary to consummate the Merger is subject to satisfaction or waiver by Parent or Parent Subsidiary of the following conditions at or prior to the Closing Date:

               (i) this Agreement and the Merger shall have received the Requisite Stockholder Approvals;

               (ii) the Company and its Subsidiaries shall have obtained the Required Company Consents, other than those Required Company Consents the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect and the Purchaser shall have obtained the Required Parent Consents, other than those Required Parent Consents the failure of which to obtain would not reasonably be expected to have a Parent Material Adverse Effect;

               (iii) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

               (iv) the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (v) neither any statute, rule, regulation, order, stipulation or injunction (each an "ORDER") shall be enacted, promulgated, entered, enforced or deemed applicable to the Merger nor any other action shall have been taken by any Government Entity (A) which prohibits the consummation of the transactions contemplated by the Merger; (B) which prohibits Parent's or the Parent Subsidiary's ownership or operation of all or any material portion of their or the Company's business or assets, or which compels Parent or the Parent Subsidiary to dispose of or hold separate all or any material portion of Parent's or the Parent Subsidiary's or the Company's business or assets as a result of the transactions contemplated by the Merger; (C) which makes the purchase of, or payment for, some or all of the Company Shares illegal; (D) which imposes material limitations on the ability of Parent or the Parent Subsidiary to acquire or hold or to exercise effectively all rights of ownership of Company Shares, including, without limitation, the right to vote any Company Shares purchased by Parent on all matters properly presented to the Company Stockholders; or (E) which imposes any limitations on the ability of Parent or the Parent Subsidiary, or any of their respective Subsidiaries, effectively to control in any material respect the business or operations of the Company or any of its Subsidiaries;

               (vi) the Company shall have delivered to Parent and the Parent Subsidiary a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-ss.6(a)(iv) is satisfied in all respects; provided, however, with respect to ss.6(a)(i), the Company shall only be required to certify that this Agreement and the Merger received the Requisite Stockholder Approval of the Company Stockholders;

               (vii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

               (viii) the Parent Shares to be issued in connection with the Merger shall have been approved upon official notice of issuance for quotation on Nasdaq, subject to official notice of issuance; and

               (ix)  the   Registration   Statement  shall  have  been  declared
          effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          Subject to the provisions of applicable law, Parent and the Parent Subsidiary may waive, in whole or in part, any condition specified in this ss.6(a) if they execute a writing so stating at or prior to the Closing.

          (b) CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to satisfaction or waiver by the Company of the following conditions at or prior to the Closing Date:

               (i) this Agreement and the Merger shall have received the Requisite Stockholder Approvals;

               (ii) Parent and its Subsidiaries shall have obtained the Required Parent Consents, other than those Required Parent Consents the failure of which to obtain would not reasonably be expected to have a Parent Material Adverse Effect, and the Company and its Subsidiaries shall have obtained the Required Company Consents other than those Required Company Consents the failure of which to obtain would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent, the Surviving Corporation and their Affiliates taken as a whole;

               (iii) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

               (iv) each of Parent and the Parent Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (v) neither any Order shall be enacted, promulgated, entered, enforced or deemed applicable to the Merger nor any other action shall have been taken by any Government Entity (A) which prohibits the consummation of the transactions contemplated by the Merger; (B) which prohibits Parent's or the Parent Subsidiary's ownership or operation of all or any material portion of their or the Company's business or assets, or which compels Parent or the Parent Subsidiary to dispose of or hold separate all or any material portion of Parent's or the Parent Subsidiary's or the Company's business or assets as a result of the transactions contemplated by the Merger; or (C) which makes the purchase of, or payment for, some or all of the Company Shares illegal;

               (vi) each of Parent and the Parent Subsidiary shall have delivered to the Company a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iv) is satisfied in all respects; provided, however, with respect to ss.6(b)(i), each of Parent and the Parent Subsidiary shall only be required to certify that this Agreement and the Merger received the Requisite Stockholder Approval of the Parent Stockholders;

               (vii) The Company shall have received a written opinion, dated as of the Closing Date, from Cravath, Swaine & Moore, counsel to the Company, to the effect that the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of
          Section 368(a) of the Code, and that Parent, Parent Subsidiary and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon customary representations provided by the Parties substantially in the form of Exhibits D and E;

               (viii)  all  applicable   waiting  periods  (and  any  extensions
          thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

               (ix) the Parent Shares to be issued in connection with the Merger shall have been approved upon official notice of issuance for quotation on Nasdaq, subject to official notice of issuance; and

               (x) the Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          Subject to the provisions of applicable law, the Company may waive, in whole or in part, any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

     7.   TERMINATION.

          (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement with the prior authorization of their respective board of directors as provided below:

               (i) The Parties may terminate this Agreement, and the Merger may be abandoned, by mutual written consent at any time prior to the
          Effective Time before or after the approval by the Company Stockholders, the Parent Subsidiary stockholder or the Parent Stockholders;

               (ii) This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company, before or after the approval by the Company Stockholders, the Parent Subsidiary stockholders or the Parent Stockholders, (A) if the Effective Time shall not have occurred by June 30, 2000 (the "OUTSIDE DATE") (unless the failure to consummate the Merger by such date is due to the action or failure to act of the Party seeking to terminate) or (B) if any condition to the obligation of the terminating Party to consummate the Merger shall have become incapable of being satisfied prior to the Outside Date as of a result of an Order that is final and non-appealable;

               (iii) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Company Stockholders, the Parent Subsidiary stockholder or the Parent Stockholders, by action of the Company Board, in the event that Parent or the Parent Subsidiary shall have breached any of their representations, warranties or covenants under this Agreement which breach (A) would give rise to the failure of a condition set forth in ss.6(b) above, and (B) cannot be or has not been cured within 30 days after the giving of written notice by the Company to Parent of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement);

               (iv) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Company Stockholders, the Parent Subsidiary stockholder or the Parent Stockholders, by action of the Parent Board, in the event that the Company shall have breached any of its representations, warranties or covenants under this Agreement which breach (A) would give rise to the failure of a condition set forth in ss.6(a) above, and (B) cannot be or has not been cured within 30 days after the giving of written notice by the Parent to the Company of such breach (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement);

               (v) This Agreement may be terminated by Parent, and the Merger may be abandoned, (A) if the Company Board (i) enters into or publicly announces its intention to enter into an agreement or agreement in principle with respect to an Acquisition Proposal, (ii) withdraws its recommendation to the Company Stockholders of this Agreement or the Merger or (iii) after the receipt of an Acquisition Proposal, fails to confirm publicly, within ten days after the request of Parent, its recommendation to the Company Stockholders that the Company Stockholders adopt and approve this Agreement and the Merger or (B) if the Company or any of its Representatives takes any of the actions that would be proscribed byss.5(h) above, but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence ofss.5(h)(ii) above;

               (vi) This Agreement may be terminated by the Company, and the Merger may be abandoned, (A) if the Parent Board (i) enters into or publicly announces its intention to enter into an agreement or agreement in principle with respect to a Prohibited Parent Acquisition Proposal, (ii) withdraws its recommendation to the Parent Stockholders that the Parent Stockholders approve the issuance of Parent Shares in connection with the Merger as provided by the Agreement or, if necessary, that the Parent Stockholders approve an amendment to the certificate of incorporation of Parent to increase the authorized number of Parent Shares or (iii) after receipt of a Parent Acquisition Proposal, fails to publicly confirm, within ten days after the request of the Company, its recommendation to the Parent Stockholders described in the foregoing clause (ii) or (B) if Parent or any of its Representatives takes any of the actions that would be proscribed byss.5(i) but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence ofss.5(i)(ii);

               (vii) This Agreement may be terminated by the Company, and the Merger may be abandoned, in the event that the Closing Sales Price per Parent Share on the Closing Date is less than $25;

               (viii) Any Party may terminate this Agreement, and the Merger may be abandoned, by giving written notice to the other Parties at any time after the

          Company Special Meeting in the event that this Agreement and the Merger fail to receive the Requisite Stockholder Approval by the Company Stockholders; or

               (ix) Any Party may terminate this Agreement, and the Merger may be abandoned, by giving written notice to the other Parties at any time after the Parent Special Meeting in the event that this Agreement and the Merger fail to receive the Requisite Stockholder Approval by the Parent Stockholders.

          (b) EFFECT OF TERMINATION.

               (i) Except as provided in clauses (ii) or (iii) of this ss.7(b), if any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the provisions of the Confidentiality Agreement, this ss.7(b) and ss.8 below, shall survive any such termination.

               (ii) If this Agreement is terminated (A) by the Company  pursuant to ss.7(a)(viii) or (B) by Parent pursuant to ss.7(a)(v) or ss.7(a)(viii), or (C) any Person makes an Acquisition Proposal that remains in effect on the date 60 days prior to the Outside Date and the Requisite Stockholder Approval of the Company Stockholders is not obtained prior to termination of this Agreement pursuant to ss.7(a)(ii), then, within five (5) days after such termination, the Company shall pay Parent the sum of $30,000,000 in immediately available funds.

               (iii) If (A) this Agreement is terminated pursuant toss.7(a)(vi) or (B) any person makes a Prohibited Parent Acquisition Proposal that was publicly disclosed prior to the Parent Special Meeting but not publicly withdrawn more than ten days prior to the date of the Parent Special Meeting and thereafter this Agreement is terminated pursuant toss.7(a)(ix) or (C) any person makes a Prohibited Parent Acquisition Proposal that remains in effect on the date 60 days prior to the Outside Date and the Requisite Stockholder Approval of the Parent Stockholders is not obtained prior to termination of this Agreement pursuant toss.7(a)(ii), then, within five (5) days after such termination, Parent shall pay the Company the sum of $75,000,000 in immediately available funds. If this Agreement is terminated pursuant to ss.7(a)(ix) and clause (B) or the preceding sentence is not applicable, then, within five (5) days after such termination, Parent shall pay the Company the sum of $30,000,000 in immediately available funds.

     8.   MISCELLANEOUS.

          (a) SURVIVAL. None of the representations, warranties and covenants of the Parties (other than the provisions in ss.2 concerning payment of the Merger Consideration, the provisions in ss.5(j), ss.5(l), ss.5(m), ss.5(p) and ss.5(q) shall survive the Effective Time.

          (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use all reasonable efforts to advise the other Parties prior to making the disclosure).

          (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in ss.2 above (A) concerning payment of the Merger Consideration are intended for the benefit of the Company Stockholders and (B) concerning the conversion of the stock options are intended for the benefit of the holders of such stock options,
(ii) the provisions in ss.5(j) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives and (iii) the provisions of ss.5(l), ss.5(m) and ss.5(p) are intended for the benefit of the Company Stockholders.

          (d) ENTIRE AGREEMENT. This Agreement (including the Confidentiality Agreement and the other documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (e) BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign or delegate either this Agreement or any of its rights, interests or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other Parties. Any purported assignment or delegation without such approval shall be void and of no effect.

          (f) COUNTERPARTS. This Agreement may be executed (including by facsimile) in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h) NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

         IF TO THE COMPANY:                Destia Communications, Inc.
                                           95 Route 17 South
                                           Paramus, New Jersey  07651
                                           Attention:  General Counsel
                                           Facsimile:  (201) 226-4575

         WITH A COPY TO:                   Cravath, Swaine & Moore
                                           Worldwide Plaza
                                           825 Eighth Avenue
                                           New York, New York  10019
                                           Attention:  Richard Hall
                                           Facsimile:  (212) 474-3700

         IF TO PARENT:                     Viatel, Inc.
                                           685 Third Avenue
                                           New York, New York  10017
                                           Attention:  General Counsel
                                           Facsimile: (203) 351-8023

         WITH A COPY TO:                   Kelley Drye & Warren LLP
                                           2 Stamford Plaza
                                           281 Tresse Boulevard
                                           Stamford, Connecticut  06901
                                           Attention:  John Capetta
                                           Facsimile:  (212) 350-7493

         IF TO THE PARENT SUBSIDIARY:      Viatel, Inc.
                                           685 Third Avenue
                                           New York, New York  10017
                                           Attention:  General Counsel
                                           Facsimile:  (212) 350-7493

         WITH A COPY TO:                   Kelley Drye & Warren LLP
                                           2 Stamford Plaza
                                           281 Tresse Boulevard
                                           Stamford, Connecticut  06901
                                           Attention:  John Capetta
                                           Facsimile: (203) 351-8023

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using personal delivery, expedited courier, messenger service, telecopy or ordinary mail, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this ss.8(h), provided that no such change of address shall be effective until it actually is received by the intended recipient.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

          (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to Requisite Stockholder Approval will be subject to the restrictions contained in the Delaware General Corporation Law, to the extent applicable. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (l) EXPENSES. Except as expressly set forth elsewhere in this Agreement, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. The phrase "business day" shall mean any day other than a day on which banks in the State of New York are required or authorized to be closed. Any disclosure made with reference to one or more sections of the Company Disclosure Letter shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Letter or the Parent Disclosure Letter shall not be deemed an admission that such matter is material.

          (n) INCORPORATION OF EXHIBITS. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

          (o) DEFINITION OF KNOWLEDGE. As used herein, the words "knowledge", "best knowledge" or "known" shall, (i) with respect to the Company or Company management, mean the actual knowledge of the corporate executive officers of the Company, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by the Company or made to the "knowledge" or "best knowledge" of the Company, (ii) with respect to Parent or Parent management, mean the actual knowledge of the corporate executive officers of Parent, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by Parent or made to the "knowledge" or "best knowledge" of Parent, and
(iii) with respect to the Parent Subsidiary or the Parent Subsidiary management, mean the actual knowledge of the corporate executive officers of Parent or the Parent Subsidiary, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by the Parent Subsidiary or made to the "knowledge" or "best knowledge" of the Parent Subsidiary.

          (p) WAIVER OF JURY TRIAL. EACH OF PARENT, THE PARENT SUBSIDIARY AND THE COMPANY, AND EACH INDEMNIFIED PARTY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.





                           DESTIA COMMUNICATIONS, INC.



                           By:________________________________________
                           Name:
                           Title:



                           VIATEL ACQUISITION CORP.



                           By:________________________________________
                           Name:
                           Title:



                           VIATEL, INC.




                           By:________________________________________
                           Name:
                           Title:

                                                                       EXHIBIT A



                              CERTIFICATE OF MERGER

                                       OF

                            VIATEL ACQUISITION CORP.

                                       AND

                           DESTIA COMMUNICATIONS, INC.



It is hereby certified that:

          1. The constituent business corporations participating in the merger herein certified are:

          (i) Viatel Acquisition Corp., which is incorporated under the laws of the State of Delaware; and

          (ii) Destia Communications, Inc., which is incorporated under the laws of the State of Delaware.

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

          3. The name of the surviving corporation in the merger herein certified is Destia Communications, Inc., which will continue its existence as said surviving corporation under the name [NAME TO BE DETERMINED] upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

          4. The Certificate of Incorporation of Destia Communications, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

          5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                                685 Third Avenue
                            New York, New York 10178

          6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

          7. The Agreement and Plan of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on ___________________, 1999.

Dated:

                            VIATEL ACQUISITION CORP.


                            By:_______________________________
                            Name:
                            Title:


Dated:

                            DESTIA COMMUNICATIONS, INC.


                            By:_______________________________
                            Name:
                            Title:

                                                                       EXHIBIT B




                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            VIATEL ACQUISITION CORP.


          It is hereby certified that:

          1. The present name of the corporation is Viatel Acquisition Corp. (the "Corporation"), which is the name under which the Corporation was originally incorporated, and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 25, 1999.

          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu thereof new Article First which is set forth in the Restated Certificate of Incorporation hereinafter provided for.

          3.  The  provisions  of  the  Certificate  of   Incorporation  of  the
Corporation, as herein amended, are hereby restated and integrated into the single instrument that is hereinafter set forth, and that is entitled "Restated Certificate of Incorporation of [NAME TO BE DETERMINED]" without any further amendments other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

          4. The amendment and the restatement of the Restated Certificate of Incorporation herein certified have been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          5. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of the restated certificate of Incorporation, read as follows:

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             [NAME TO BE DETERMINED]


          FIRST: The name of the corporation is [NAME TO BE DETERMINED] (the "Corporation").

          SECOND: The address of its registered office in the State of Delaware is Corporate Service Company, 1013 Centre Road, in the City of Wilmington 19805, County of New Castle. The name of its registered agent at such address is Corporate Service Company.

          THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value $.01 per share.

          FIFTH: The Corporation is to have perpetual existence.

          SIXTH: The power to adopt, amend or repeal the Corporation's By-Laws is conferred upon the Board of Directors, but this shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal the Corporation's By-Laws.

          SEVENTH: Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide, and the meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide.

          EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

          NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which a director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No repea or modification of this Article TENTH shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

          TENTH:  The  Corporation  shall,  to the fullest  extent  permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Signed on     , 1999



_________________________________
Name:
Title:

                                                                       EXHIBIT C


                        FORM OF COMPANY AFFILIATE LETTER


Dear Sirs:

          The undersigned refers to the Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of August 27, 1999, among Viatel, Inc., a Delaware corporation, Viatel Acquisition Corp., a Delaware corporation, and Destia Communications, Inc., a Delaware corporation. Capitalized terms used but not defined in this letter have the meanings given such terms in the Merger Agreement.

          The undersigned, a holder of Company Shares, is entitled to receive Parent Shares in connection with the Merger. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

          If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent Shares received by the undersigned in exchange for any Company Shares pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

          The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Shares received by the undersigned in exchange for Company Shares pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of independent counsel (the reasonable fees of which counsel will be paid by Parent) or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

          In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Parent Shares received by the undersigned in the Merger, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent Shares sold as indicated in the letter.

          The undersigned acknowledges and agrees that appropriate legends will be placed on any certificates representing Parent Shares received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel (the reasonable fees of which counsel will be paid by Parent) to the effect that such legends are no longer required for purposes of the Securities Act.

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of the Parent Shares and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.


                                        Very truly yours,




Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT C


VIATEL, INC.
685 Third Avenue
New York, NY 10017


          On            ,  the undersigned  sold the securities of Viatel,  Inc.
("PARENT") described below in the space provided for that purpose (the "SECURITIES"). The Securities were received by the undersigned in connection with the merger of Viatel Acquisition Corp., a subsidiary of Parent, with and into Destia Communications, Inc.

          Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                        Very truly yours,



Dated:

              [Space to be provided for description of securities.]

                                                                       EXHIBIT D




                          [Letterhead of VIATEL, INC.]




                                                                          , 1999

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

Ladies and Gentlemen:

          In connection with the opinion to be delivered pursuant to Section 6(b)(vii) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 27, 1999, among VIATEL, INC., a Delaware corporation (the "Parent"), VIATEL ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of the Parent (the "Parent Subsidiary"), and DESTIA COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Joint Proxy Statement/Prospectus of the Parent and the Company, the undersigned certifies and represents on behalf of the Parent and the Parent Subsidiary and as to the Parent and the Parent Subsidiary, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

          1. The facts relating to the contemplated merger of the Parent Subsidiary with and into the Company (the "Merger") as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to the Parent and the Parent Subsidiary, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

          2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of voting common stock, par value $.01 per share, of the Company (the "Voting Shares") and each issued and outstanding share of non-voting common stock, par value $.01 per share, of the Company (the "Nonvoting Shares" and, together with the Voting Shares, the "Company Shares") will be converted into common shares of the Parent (the "Parent Shares") is the result of arm's length bargaining.

          3. Cash payments to be made to stockholders of the Company in lieu of fractional shares of Parent Shares that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving the Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Shares, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to stockholders of the Company in lieu of fractional shares of Parent Shares is not expected to exceed one percent of the total consideration that will be issued in the Merger to stockholders of the Company in exchange for their shares of Company Shares.

          4. (i) The Parent has no present plan or intention, following the Merger, to reacquire, or to cause any corporation that is related to the Parent to acquire, any Parent Shares, except for repurchases of Parent Shares by the Parent in connection with a repurchase program meeting the requirements of
Section 4.05(1)(b) of Revenue Procedure 96-30, which program was not entered into or amended in any way in contemplation of or connection with the Merger. To the best knowledge of the management of the Parent, no corporation that is related to the Parent has a plan or intention to purchase any Parent Shares.

          (ii) For purposes of this representation letter, a corporation shall be treated as related to the Parent if such corporation is related to The Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3).

          5.  The  Parent  has  no  present   plan  or  intention  to  make  any
distributions after the Merger to holders of Parent Shares (other than dividends made in the ordinary course of business).

          6. Neither the Parent nor the Parent Subsidiary (nor any other subsidiary of the Parent) has acquired, or, except as a result of the Merger, will acquire, or has owned in the past five years, any Company Shares.

          7. Prior to the Merger, the Parent will own all the capital stock of the Parent Subsidiary. The Parent has no present plan or intention to cause the Company to issue additional shares of its stock that would result in the Parent owning less than all the capital stock of the Company after the Merger.

          8. The Parent has no present plan or intention, following the Merger, to liquidate the Company, to merge the Company with and into another corporation, to sell or otherwise dispose of any of the stock of the Company, to cause the Company to distribute to the Parent or any of its subsidiaries any assets of the Company or the proceeds of any borrowings incurred by the Company, or to cause the Company to sell or otherwise dispose of any of the assets held by the Company at the time of the Merger, except for dispositions of such assets in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code") or Treasury Regulation Section 1.368-2(k).

          9. Immediately following the Merger, the Company will hold (i) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by the Parent Subsidiary immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or by the Parent Subsidiary to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent Shares and cash paid with respect to Dissenting Shares) in connection with the Merger, assets of the Company used to pay its reorganization expenses and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company immediately prior to the Merger.

          10. Except as otherwise specifically contemplated under the Merger Agreement, the Parent, the Parent Subsidiary, the Company and holders of Company Shares will each pay their respective expenses, if any, incurred in connection with the Merger. Except to the extent specifically contemplated under the Merger Agreement or the Stockholder Agreements, neither the Parent nor the Parent Subsidiary has paid, directly or indirectly, or has agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by the Company or any holder of Company Shares in connection with or as part of the Merger or any related transactions.

          11. Following the Merger, the Parent intends to cause the Company to continue its "historic business" or to use a significant portion of its "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

          12. Neither the Parent nor the Parent Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          13. Neither the Parent nor the Parent Subsidiary will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

          14. None of the compensation received by any stockholder-employee of the Company in respect of periods at or prior to the Effective Time represents separate consideration for any of its Company Shares. None of the Parent Shares that will be received by any stockholder-employee of the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

          15. There is no intercorporate indebtedness existing between the Parent (or any of its subsidiaries, including the Parent Subsidiary) and the Company (or any of its subsidiaries) that was issued or acquired, or will be settled, at a discount.

          16. Neither the Parent nor the Parent Subsidiary is under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

          17. In connection with the Merger, Company Shares will be converted solely into Parent Shares (except for cash paid in lieu of fractional shares of Parent Shares or cash paid with respect to Dissenting Shares). For purposes of this representation, Company Shares (including Dissenting Shares) redeemed for cash or other property furnished, directly or indirectly, by the Parent will be considered as exchanged for other than Parent Shares. Further, no liabilities of the Company or any of the holders of Company Shares will be assumed by the Parent, nor will any of the Company Shares acquired by the Parent in connection with the Merger be subject to any liabilities.

          18. Any payments with respect to Dissenting Shares shall be made solely by the Company or the Surviving Corporation, and no cash or other property shall be furnished, directly or indirectly, by the Parent to the Company, the Surviving Corporation or to any holder of Dissenting Shares with respect to any Dissenting Shares. The total fair market value of all Company Nonvoting Shares issued and outstanding as of the date of the Merger Agreement is equal to (i) less than 1% of the fair market value of the net assets and (ii) less than 1% the fair market value of the gross assets that were held by the Company immediately prior to the Merger.

          19. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of the Parent and the Parent Subsidiary with respect to the Merger.

          20. The Parent Subsidiary is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of the Parent Subsidiary, which assets will be held by the Parent Subsidiary following the Merger) or business operations.

          21. The Merger is being undertaken for purposes of enhancing the business of the Parent and for other good and valid business purposes of the Parent.

          22. The undersigned is authorized to make all the representations set forth herein on behalf of the Parent and the Parent Subsidiary.

          The undersigned acknowledges that (i) the opinion to be delivered pursuant to Section [6(b)(vii)] of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

          The undersigned acknowledges that such opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,


                                          VIATEL, INC.


                                          By_________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT E



                   [Letterhead of DESTIA COMMUNICATIONS, INC.]



                                                                          , 1999

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019


Ladies and Gentlemen:

          In connection with the opinion to be delivered pursuant to Section 6(b)(vii) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 27, 1999, among VIATEL, INC., a Delaware corporation (the "Parent"), VIATEL ACQUISITION CORP., a Delaware corporation and a direct, wholly owned subsidiary of the Parent (the "Parent Subsidiary"), and DESTIA COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Joint Proxy Statement/Prospectus of the Parent and the Company, the undersigned certifies and represents on behalf of the Company and as to the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

          1. The facts relating to the contemplated merger of the Parent Subsidiary with and into the Company (the "Merger") as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to the Company, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

          2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of voting common stock, par value $.01 per share, of the Company (the "Voting Shares"), and each issued and outstanding share of non-voting common stock, par value $.01 per share, of the Company (the "Nonvoting Shares" and, together with the Voting Shares, the "Company Shares") will be converted into common shares of the Parent (the "Parent Shares") is the result of arm's length bargaining.

          3. Cash payments to be made to stockholders of the Company in lieu of fractional shares of Parent Shares that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving the Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Shares, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to stockholders of the Company in lieu of fractional shares of Parent Shares is not expected to exceed one percent of the total consideration that will be issued in the Merger to stockholders of the Company in exchange for their Company Shares.

          4. (i) Neither the Company nor any corporation related to the Company has acquired or has any present plan or intention to acquire any Company Shares in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part, other than Nonvoting Shares with respect to which dissenters' rights have been duly demanded under applicable law ("Dissenting Shares").

          (ii) For purposes of this representation letter, a corporation shall be treated as related to the Company if such corporation is related to the Company within the meaning of Treasury Regulation Section 1.368-1(e)(3).

          5. The Company has not made and does not have any present plan or intention to make any distributions (other than dividends made in the ordinary course of business) prior to, in contemplation of, or otherwise in connection with, the Merger.

          6. Except as otherwise specifically contemplated under the Merger Agreement, the Parent, the Parent Subsidiary, the Company and holders of Company Shares will each pay their respective expenses, if any, incurred in connection with the Merger. The Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Shares. Except to the extent specifically contemplated under the Merger Agreement or the Stockholder Agreements, the Company has not entered into any arrangement pursuant to which the Parent or the Parent Subsidiary has agreed to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of the Company or any holder of Company Shares.

          7. Immediately following the Merger the Company will hold (i) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by the Parent Subsidiary immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or by the Parent Subsidiary to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent Shares and cash paid with respect to Dissenting Shares) in connection with the Merger, assets of the Company used to pay its reorganization expenses and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company immediately prior to the Merger.

          8. Except as provided in the Merger Agreement, immediately prior to the time of the Merger the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Company Shares.

          9. In connection with the Merger, Company Shares will be converted solely into Parent Shares (except for cash paid in lieu of fractional shares of Parent Shares or cash paid with respect to Dissenting Shares). For purposes of this representation, Company Shares (including Dissenting Shares) redeemed for cash or other property furnished, directly or indirectly, by the Parent will be considered as exchanged for other than Parent Shares. Further, no liabilities of the Company or any of the holders of Company Shares will be assumed by the Parent, nor will any of the Company Shares acquired by the Parent in connection with the Merger be subject to any liabilities.

          10. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          11. The Company will not take, and to the best knowledge of the management of the Company there is no present plan or intention by stockholders of the Company to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

          12. None of the compensation received by any stockholder-employee of the Company in respect of periods at or prior to the Effective Time represents separate consideration for any of its Company Shares. None of the Parent Shares that will be received by any stockholder-employee of the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

          13. There is no intercorporate indebtedness existing between the Parent (or any of its subsidiaries, including the Parent Subsidiary) and the Company (or any of its subsidiaries) that was issued, acquired, or will be settled, at a discount.

          14. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          15. The Merger  Agreement,  the  Registration  Statement and the other
documents   described  in  the  Registration   Statement  represent  the  entire
understanding of the Company with respect to the Merger.

          16. No assets of the Company have been sold, transferred or otherwise disposed of which would prevent the Parent from continuing the "historic business" of the Company or from using a significant portion of the "historic business assets" of the Company in a business following the Merger (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

          17. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

          18. No holders of Voting Shares have dissenter's rights with respect to the Merger under applicable law. Any payments with respect to Dissenting Shares shall be made solely by the Company or the Surviving Corporation, and no cash or other property shall be furnished, directly or indirectly by the Parent to the Company, the Surviving Corporation or to any holder of Dissenting Shares with respect to any Dissenting Shares.

          19. The total fair market value of all Company Nonvoting Shares issued and outstanding as of the date of the Merger Agreement is equal to (i) less than 1% of the fair market value of the net assets and (ii) less than 1% the fair market value of the gross assets that were held by the Company immediately prior to the Merger.

          20. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

          The undersigned acknowledges that (i) the opinion to be delivered pursuant to Section 6(b)(vii) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

          The undersigned acknowledges that such opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.


                                Very truly yours,

                                DESTIA COMMUNICATIONS, INC.


                                By____________________________________
                                   Name:
                                   Title: